UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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CATERPILLAR INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CATERPILLAR INC.

2026 PROXY STATEMENT

CAT
CAT

NOTICE OF ANNUAL MEETING

June 10, 2026 | 8 a.m. CDT

Virtual Annual Meeting of Shareholders

CATERPILLAR®

Proxy Statement 2026	1

We are sending you these proxy materials in connection with Caterpillar’s solicitation of proxies, on behalf of its board of directors, for the 2026 Annual Meeting of Shareholders (Annual Meeting). Distribution of these materials is scheduled to begin on April 30, 2026. Please submit your vote or proxy by telephone, mobile device, internet or, if you received your materials by mail, you can complete and return your proxy or voting instruction form by mail.

2	Proxy Statement 2026

DEAR FELLOW SHAREHOLDERS,

JOSEPH E. CREED Chairman and CEO

On behalf of the board of directors and our global team, I invite you to attend the Annual Meeting of Shareholders, which will be held virtually on June 10, 2026, at 8 a.m. Central Time.

At this year’s meeting, we will provide an update on the company’s performance and ask for your vote on several important items. I encourage you to review this proxy statement to learn more about our board of directors, governance practices, compensation program and philosophy, and other matters on which you will be voting. You may vote your shares by attending the annual meeting virtually, or by voting online, by phone, or by mail.

I join our board of directors in thanking Jim Umpleby, who retired as Executive Chairman on April 1, after more than four decades with Caterpillar, including eight years as Chairman and CEO. Under Jim’s leadership, Caterpillar delivered record financial performance and returned significant value to our shareholders. The board is grateful for his leadership and the role he played in carrying Caterpillar’s legacy of excellence forward—and I’m personally thankful for his partnership and mentorship during the transition.

In my nearly three decades at Caterpillar, I’ve never been more confident in the strength of our company or the opportunity in front of us. In 2025, our centennial year, we delivered the highest full-year sales and revenues in company history. The results reflect strong end markets, disciplined execution and, most importantly, the dedication of our people.

As Caterpillar enters its second century, the world we serve is changing. Demand for infrastructure, energy and critical minerals is accelerating, and our customers are essential to meeting that need. That is why our refreshed enterprise strategy is built around solving our customers’ toughest challenges—delivering the technology, solutions and services to help them succeed. I look forward to sharing more on our progress at the annual meeting.

Thank you for your continued support and confidence in Caterpillar.

Sincerely,

Joseph E. Creed
Chairman and CEO

Proxy Statement 2026	3

DEAR FELLOW SHAREHOLDERS,

DEBRA L. REED-KLAGES Lead Independent Director

On behalf of the board of directors, thank you for your investment in Caterpillar and for trusting us to oversee your interests and believing in our mission.

I write to also express my sincere gratitude to Caterpillar’s employee’s and management, who continue to drive profitable growth of our company. Our success would not be possible without you. Your dedication to serving our customers, implementing our strategy and adhering to our values is significant and impressive. On behalf of the entire board, we extend our gratitude to each member of the Caterpillar team.

I am honored that the independent directors have entrusted me to help guide the board in its independent oversight of the company over the past four years. Ensuring that the board is well-informed about the company’s business performance is a critical focus area for me as lead independent director. Ensuring a smooth leadership transition between our outgoing and incoming chief executive officers was one of my highest priorities this past year, and the company’s results during 2025 speak to the success of this evolution.

On April 1, 2026, Joe Creed became chairman of the board, succeeding Jim Umpleby after his forty-five years of dedicated service. We are deeply grateful to Jim for his leadership and appreciate the outstanding results he achieved during his time with Caterpillar and wish him all the best in his retirement.  In the meantime, the independent directors have worked closely with Joe in his capacity as CEO, and we are excited about the perspective he has brought to leading this company and our board. We look forward to continuing to work with Joe and the management team and are excited to tackle the challenges ahead.

In 2025, I again personally met with many of our largest shareholders alongside senior Caterpillar management. Those meetings have been an invaluable part of my tenure as lead independent director and have allowed me to better understand shareholders’ interests and share their perspectives with the board during topical discussions and decision making.

To our shareholders, thank you for your ongoing investment and support of Caterpillar as we leave our first hundred years behind and embark on the next hundred years and a new chapter of growth. We encourage you to vote your shares at the annual meeting.

Very truly yours,

Debra L. Reed-Klages
Lead Independent Director

4	Proxy Statement 2026

PROXY SUMMARY

This summary does not contain all of the information you should consider when casting your vote. You should read the complete proxy statement before voting.

ANNUAL MEETING OF SHAREHOLDERS

TIME & DATE	PLACE	RECORD DATE	ADMISSION
8 a.m. Central Time June 10, 2026	Virtual Meeting www.meetnow.global/M5HQZVY	The close of business on April 13, 2026	To attend and to register for the Virtual Meeting, please follow instructions on page 84

SHAREHOLDER VOTING MATTERS

Proposal	Board’s Voting Recommendation	Page Reference
1 Election of Ten Director Nominees Named in this Proxy Statement	FOR Each Nominee	8
2 Ratification of our Independent Registered Public Accounting Firm	FOR	38
3 Advisory Vote to Approve Executive Compensation	FOR	41
4 Shareholder Proposal - Shareholder Right to Act by Written Consent	AGAINST	75

Proxy Statement 2026	5

PROXY SUMMARY

OUR DIRECTOR NOMINEES

			Director	Other Public Company	Caterpillar Committees
Nominee and Principal Occupation	Independent	Age	Since	Boards	AC	CHRC	SPPC	NGC	EC
Joseph E. Creed Chairman and CEO of Caterpillar Inc.	No	50	2025	None
James C. Fish, Jr. President and CEO of Waste Management, Inc.	Yes	63	2023	Waste Management, Inc.
Lynn J. Good* Former CEO of Duke Energy Corporation * Anticipated to be effective August 1, 2026 (Ms. Good’s start date after election.)	Yes	67	2026	The Boeing Company Morgan Stanley
Gerald Johnson Retired Executive Vice President, Global Manufacturing and Sustainability of General Motors Company	Yes	63	2021	Eaton Corporation
Nazzic S. Keene Former CEO of Science Applications International Corp.	Yes	65	2024	Automatic Data Processing, Inc. ITT Inc.
David W. MacLennan Former Chair and CEO of Cargill, Inc.	Yes	66	2021	Ecolab Inc.
Judith F. Marks Chair, CEO and President of Otis Worldwide Corporation	Yes	62	2023	Otis Worldwide Corporation
Debra L. Reed-Klages Lead Independent Director of Caterpillar Inc. Former Chairman and CEO of Sempra Energy	Yes	69	2015	Chevron Corporation Lockheed Martin Corporation
Susan C. Schwab Professor Emerita at the University of Maryland School of Public Policy and Strategic Advisor for Mayer Brown LLP; former United States Trade Representative	Yes	71	2009	FedEx Corporation Marriott International, Inc.
Rayford Wilkins, Jr. Former CEO of Diversified Businesses at AT&T Inc.	Yes	74	2017	Morgan Stanley Valero Energy Corporation

AC: Audit Committee CHRC: Compensation and Human Resources Committee SPPC: Sustainability and other Public Policy Committee NGC: Nominating and Governance Committee EC: Executive Committee						Chair			Member

6	Proxy Statement 2026

PROXY SUMMARY

GOVERNANCE HIGHLIGHTS

Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our shareholders, strengthens board and management accountability, and builds trust in the company and its brand. Our governance framework includes, but is not limited to, the following highlights:

Board and Governance Information*		Board and Governance Information
Size of the Board	10	Code of Conduct for Directors, Officers and Employees	Yes
Number of Independent Directors	9	Supermajority Voting Threshold for Mergers	No
Average Age of Directors	65	Proxy Access	Yes
Average Director Tenure (in years)	5.5	Shareholder Action by Written Consent	No
Annual Election of Directors	Yes	Shareholder Ability to Call Special Meetings	Yes
Mandatory Retirement Age	75	Poison Pill	No
Women	50%	Stock Ownership Guidelines for Directors and Executive Officers	Yes
Ethnic/Racial Diversity	30%	Anti-Hedging and Pledging Policies	Yes
Majority Voting in Director Elections	Yes	Clawback Policy	Yes
Lead Independent Director	Yes
*	The information in this table reflects only the director nominees standing for election.

2025 PERFORMANCE HIGHLIGHTS

SALES & REVENUES	OPERATING PROFIT	PROFIT PER SHARE	OPERATING CASH FLOW

$67.6 billion	$11.2 billion	$18.81	$11.7 billion

Delivered record sales & revenues of $67.6 billion and reached a record backlog level of $51 billion, up 71% year-over-year.	Delivered operating profit of $11.2 billion and adjusted operating profit(1) of $11.6 billion in 2025. Operating profit margin was 16.5% and adjusted operating profit margin(1) was 17.2%.	Profit per share was $18.81 in 2025, compared with $22.05 in 2024. Adjusted profit per share(2) was $19.06 in 2025, compared with $21.90 in 2024.	MP&E free cash flow(3) was $9.5 billion in 2025. Deployed $7.9 billion to shareholders through share repurchases and dividends. The enterprise cash balance at the end of 2025 was $10.0 billion.

(1)	Adjusted operating profit and adjusted operating profit margin are non-GAAP measures, and a reconciliation to the most directly comparable GAAP measures starts on page 82.
(2)	Adjusted profit per share is a non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure starts on page 82.
(3)	MP&E free cash flow is a non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure is included on page 82.

Proxy Statement 2026	7

5205 N. O’Connor Boulevard, Suite 100
Irving, TX 75039
Phone (972) 891-7700
www.caterpillar.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The board of directors, after careful consideration, has decided to hold this year’s annual meeting exclusively online. If you plan to participate in the virtual meeting, please see the information below as well as the attendance and registration instructions on page 84. There will be no physical location for the annual meeting this year.

MEETING INFORMATION

JUNE 10, 2026

8 a.m. Central Time

Website: www.meetnow.global/M5HQZVY

MEETING AGENDA

1	Elect the ten director nominees named in this Proxy Statement
2	Ratify our independent registered public accounting firm for 2026
3	Approve, by non-binding vote, executive compensation
4	Vote on shareholder proposals
5	Address any other business that properly comes before the meeting

RECORD DATE

April 13, 2026

By Order of the Board of Directors

Nicole M. Puza

Corporate Secretary
April 30, 2026

PLEASE VOTE YOUR SHARES:

We encourage shareholders to vote promptly, as this will save the expense of additional proxy solicitation. You may vote in the following ways:

BY INTERNET	BY MOBILE DEVICE	BY TELEPHONE	BY MAIL
vote online at https://www.caterpillar.com/ proxymaterials	scan this QR code to vote with your mobile device	call the number included on page your proxy card or notice	mail your signed proxy or voting instruction form

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder meeting to be held on June 10, 2026.

This Notice of Annual Meeting and Proxy Statement and the 2025 Annual Report on Form 10-K are available at https://www.caterpillar.com/proxymaterials.

8	Proxy Statement 2026

DIRECTORS & GOVERNANCE

PROPOSAL 1 – ELECTION OF DIRECTORS

PROPOSAL SNAPSHOT

What am I voting on?

Shareholders are being asked to elect the ten director nominees named in this Proxy Statement for a one-year term.(1)

Board Voting Recommendation:

FOR the election of each of the board’s director nominees.

OVERVIEW OF OUR DIRECTOR NOMINEES

GENDER AND DIVERSITY	DIRECTOR AGE	TENURE OF DIRECTOR NOMINEES
* In addition to gender, which is identified separately in the graphic, diversity is the representation of the director nominees’ current percentage of racial/ethnic diversity.	70% of director nominees are seven or more years from mandatory retirement age of 75.

(1)	In the case of Ms. Good, her term is expected to commence on August 1, 2026.

Proxy Statement 2026	9

DIRECTORS & GOVERNANCE

BOARD ATTENDANCE - 2025

Board	6	4	6	6	6	6	6	6	6	6	6	99% Attendance of directors for 2025
Audit	10		10			10	9
Compensation and Human Resources	5			5	5		5				5
Sustainability and other Public Policy	5		5	5		5			5
Nominating and Governance	6				6			6	6		6
Executive	1		1			1		1			1
(1)	Mr. Creed was elected to the board of directors, effective May 1, 2025, and attended all meetings thereafter.

The board’s policy is to encourage and expect that all directors attend each Annual Meeting of Shareholders. All ten then-serving directors attended the 2025 Annual Meeting. The independent directors generally meet in an executive session as part of each regularly scheduled board meeting. The board’s lead independent director presided over the board’s executive sessions in 2025.

10	Proxy Statement 2026

DIRECTORS & GOVERNANCE

BOARD REFRESHMENT AND EVOLUTION SINCE 2021

Caterpillar is committed to maintaining a board of directors that is comprised of qualified, competent, ethical and collegial directors across a variety of backgrounds, experiences and perspectives. The charter for our Nominating and Governance Committee (NGC) provides that the committee is responsible for evaluating and making recommendations to the board regarding its size and composition. Accordingly, the committee maintains a robust director succession planning and refreshment process.

As a result of these board refreshment efforts, we have successfully onboarded seven directors over the past five years and expanded the qualifications represented on the board. While Caterpillar actively focuses on board refreshment, we also believe it is important to have diverse board tenure to ensure some of our directors have been through different macroeconomic environments and have a deep understanding of our complex business. Half of Caterpillar’s board is composed of directors with five years or more years of experience as a director of Caterpillar, two of which have served on the board for ten or more years. The board believes this mixture of tenure effectively balances experience and institutional knowledge with fresh perspective and approaches.

2021	2021	2023	2023	2024	2025	2026

Gerald Johnson	David MacLennan	James C. Fish, Jr.	Judith F. Marks	Nazzic S. Keene	Joseph E. Creed	Lynn J. Good
Seasoned manufacturing senior executive, bringing 46 years of experience with one of the largest manufacturing companies in the world.	Former Chief Executive Officer and Chief Financial Officer of a large multinational corporation, with experience in complex supply chains.	Chief Executive Officer and former Chief Financial Officer of North America’s largest comprehensive waste management environmental solutions provider.	Chief Executive Officer of the world’s largest manufacturer of elevators, escalators and moving walkways, with strong experience in services growth.	Former Chief Executive Officer of international S&P MidCap 400 company, with strong information technology experience.	Chairman of the Board and Chief Executive Officer of Caterpillar Inc.	Former Chief Executive Officer and Chair of one of the country’s largest grid and generator operators, with significant experience in strategic financial and cybersecurity matters, including the challenges associated with large-scale capital projects, transformative technologies and safety.

In addition to onboarding new directors, the board also regularly rotates board committee chairs and the lead independent director role.

Proxy Statement 2026	11

DIRECTORS & GOVERNANCE

DIVERSITY OF SKILLS AND EXPERTISE

The following skills matrix displays the most significant skills and qualifications that each director nominee possesses. The board does not assign a specific weight to any particular skill. Rather, the NGC regularly reviews the composition of the board as a whole to ensure that the board maintains a balance of knowledge and experience and to assess the skills and characteristics that the board may find valuable in the future in light of strategic plans and operating requirements of the company and the best interests of shareholders.

SUMMARY OF INDIVIDUAL DIRECTOR NOMINEE SKILLS, CORE COMPETENCIES AND ATTRIBUTES

Caterpillar Board Tenure (Years)	1	3	0	5	1	5	3	11	17	9	5.5 years Average Tenure

Board of Directors Experience (other boards) Directors with experience on other boards and board committees understand the function of a board, corporate governance best practices, agenda setting, succession planning and relations between the board, the CEO and senior management.											90%

Audit Committee Financial Expert

Experience as an audit committee financial expert is important given our use of financial targets as measures of performance and the importance of accurate financial reporting and robust internal auditing.

											100% of AC Members (1)

CEO Directors with experience in a CEO role enhance the board’s ability to evaluate and advise our CEO on leading a large, complex, multinational corporation, as well as oversee strategic planning, values, and environmental, social and governance issues.											70%

Leadership Directors with significant leadership experience enhance the board’s ability to oversee strategic planning, values, and environmental, social and governance issues.											100%

Business Development and Strategy Directors with a background in business development provide insight into developing and implementing strategies for growing our business, including the opportunities represented by the evolving energy landscape.											100%

Government/Regulatory Affairs Directors with experience in government or regulatory affairs provide experience and insights that help us understand opportunities across global markets and address regulatory issues, government affairs and present-day issues affecting business.											60%

12	Proxy Statement 2026

DIRECTORS & GOVERNANCE

	Customer and Product Support Services Expertise in customer and product support services greatly increases a director’s understanding of our complex business operations and our focus to grow services to better support our customers.											60%

	Finance & Accounting Knowledge of finance and accounting assists our directors in understanding, advising on and monitoring the company’s capital structure, financing and investing activities, as well as our financial reporting and internal controls.											80%

	Risk Management Directors with experience in risk management, including with respect to environmental, social and cybersecurity matters, enhance oversight of the evaluation, assessment and mitigation of the most significant risks facing the company.											90%

	Technology Directors with expertise in technology fields offer insights on technology innovations, product development, digital solutions, innovative business models, data analytics, eCommerce applications, autonomy, automation, machine safety and predictability, the integration of artificial intelligence and machine learning technologies and cybersecurity risks, and understand the importance of investing in new technologies for future growth.											90%

	Global Experience Directors with experience conducting business or operations outside of the United States provide political, economic and cultural perspectives and insights that are valuable to our global company and help us better understand opportunities and challenges across global markets.											90%

	Manufacturing/Logistics Relevant experience in manufacturing provides a valuable perspective and is important in understanding the business operations and capital needs of the company.											40%

Women												50%

Racial/Ethnic Diversity												30%

Age		50	63	67	63	65	66	62	69	71	74	65 years Average Age

(1)	Effective August 1, 2026 (Ms. Good’s start date after election).

Proxy Statement 2026	13

DIRECTORS & GOVERNANCE

DIRECTOR CONTINUOUS EDUCATION AND DEVELOPMENT

The company places high importance on the continuous development of its board.

Directors benefit from access to various governance and directorship organizations and publications to which Caterpillar subscribes. They also have ongoing education and development opportunities through participation in meetings and attendance at activities and professional development training offered by associations such as the National Association of Corporate Directors and Lead Director Network. They also receive a weekly digest of news articles related to Caterpillar.

Directors receive specialized presentations from experts in the company’s various businesses in the course of their service. Since the last annual shareholder meeting, these presentations have included:

■	Updates on technology and digital
■	Artificial intelligence
■	Health and safety
■	Retail customer aftermarket
■	Strategic focus areas and regular updates concerning the operations of certain businesses within our operating segments
■	Key risks and mitigation strategies
■	Sustainability
■	Talent management
■	Cybersecurity
■	The Cat® dealer network

Directors are also given development and education opportunities through facility visits, product demonstrations and speaking or meeting directly with members of management and other employees. For example, the directors visited the Cat Digital office in Chicago, Illinois in order to conduct a review of progress on digital strategy and also visited the Solar Turbines facilities in San Diego, California to discuss the opportunities presented by growing global energy demand. The directors have also visited the Tucson, Arizona, facility and observed new products designed to help our customers achieve their sustainability-related goals. The directors had the opportunity to observe and operate products such as the battery electric, zero-exhaust-emissions mini excavator. Directors also speak with company dealers and customers to better understand the company’s operations and business. For example, the directors visited a data center customer and toured their facility which included Caterpillar backup power generation equipment. Directors also attend industry trade shows such as CONEXPO.

These opportunities allow directors to be well-informed and to expand their knowledge of trends and issues relevant to their role.

NEW DIRECTOR ONBOARDING

The company provides new directors with a comprehensive education and onboarding program designed to familiarize them with their duties and responsibilities as directors, and educate them on the company’s industry, business, strategic plans and key policies. This program introduces directors to senior executives as they meet to discuss significant strategic business, operations, financial, accounting and risk management matters, compliance programs, and our Code of Conduct. New directors are also introduced to executive officers, the leadership team, senior internal auditors and the company’s independent auditors.

BOARD’S ROLE IN COMPANY STRATEGY

The board has an active role in overseeing the company’s strategy. The board regularly reviews management’s progress in executing the strategy. In 2022, the board initiated comprehensive strategic reviews that included individual strategy reviews with members of the executive office. These reviews included discussions of the economic, technological, environmental, talent, competitive challenges and opportunities related to the company’s business. The board continued this practice in 2025 and plans to continue this practice going forward. In between comprehensive strategy reviews, the board receives in-depth briefings on strategic topics throughout the year.

14	Proxy Statement 2026

DIRECTORS & GOVERNANCE

BOARD’S ROLE IN EXECUTIVE SUCCESSION

One of the board’s most critical functions is the selection, retention, evaluation and compensation of a well-qualified and ethical chief executive officer and senior executive team, including their fit within the company’s current culture, understanding of its business strategy and ability to inspire others to follow their lead. Each year, the board conducts a talent review of the company’s senior executives.

This talent review includes the discussion of profiles of ideal candidates based on the company’s strategy and vision, and discussion and identification of potential successors expected to fit the needs of the company over time. The board believes that succession planning: (1) is a board-driven, collaborative process; (2) is a continuous process; (3) should be driven by company strategy; and (4) involves building a talent-rich organization by attracting and developing highly qualified people. As discussed above, this succession planning process was instrumental in the appointment of Mr. Creed as our chairman and chief executive officer.

BOARD’S ROLE IN RISK OVERSIGHT

The board has oversight for risk management with a focus on the most significant risks facing the company, including strategic, operational, financial and legal compliance risks. The board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include an enterprise risk management program, regular internal management disclosure compliance committee meetings, a Code of Conduct that applies to all employees, executives and directors, quality standards and processes, an ethics and compliance program, and comprehensive internal audit processes. The board’s risk oversight role also includes the selection and oversight of the independent auditors. The board implements its risk oversight function both as a board and through delegation to board committees, which meet regularly and report back to the board. The board has delegated the oversight of specific risks to board committees that align with their functional responsibilities.

The Audit Committee (AC) assists the board in overseeing the enterprise risk management program and evaluates and monitors risks related to the company’s financial reporting requirements, system of internal controls, the internal audit program, the independent auditor, the compliance program and the information security program. The AC assesses cybersecurity and information technology risks, and the controls implemented to monitor and mitigate these risks. The chief information officer attends all bimonthly AC meetings and provides cybersecurity updates to the AC and board.

The Compensation and Human Resources Committee (CHRC) monitors and assesses risks associated with the company’s employment and compensation policies and practices.

The NGC oversees various governance matters, and the Sustainability and other Public Policy Committee (SPPC) oversees risks related to sustainability and other public policy issues that affect the company, including health and safety, lobbying and political contributions, and human rights.

DIRECTOR NOMINATIONS AND EVALUATIONS

PROCESS FOR NOMINATING AND EVALUATING DIRECTORS

The NGC solicits and receives recommendations for potential director candidates from shareholders, management, directors, professional search firms and other sources. In its assessment of each potential candidate, the NGC considers each candidate’s professional experience, integrity, honesty, judgment, independence, accountability, willingness to express independent thought, understanding of the company’s business and other factors that the NGC determines are pertinent in light of the current needs of the board. Candidates must have successful leadership experience and stature in their primary fields, with a background that demonstrates an understanding of business affairs as well as the complexities of a large, publicly held company. In addition, candidates must have demonstrated an ability to think strategically and make decisions with a forward-looking focus and the ability to assimilate relevant information on a broad range of complex topics. In evaluating director candidates, the NGC also considers key skills and experience related to the company’s strategy for long-term profitable growth, which identifies services, expanded offerings, operational excellence and sustainability as primary focus areas.

Proxy Statement 2026	15

DIRECTORS & GOVERNANCE

While not a requirement for board service, one of the qualifications the board considers in evaluating director candidates is experience as a director of another public company. Service on other public company boards is especially valuable because it provides our directors with meaningful experience and insights that they draw upon to provide effective oversight of Caterpillar, including the highly complex regulatory mechanisms and framework that drive the operations of a public company board. However, candidates must have the ability to devote the time necessary to meet a director’s responsibilities to a company of our size and complexity; accordingly, under our Guidelines on Corporate Governance Issues (Corporate Governance Guidelines), directors must serve on no more than four public company boards in addition to Caterpillar. Currently, none of our director nominees serve on more than two additional public company boards.

The board values diversity of talents, skills, abilities and experiences and believes that board diversity of all types enhances the performance of the board and provides significant benefits to the company. Accordingly, the NGC takes into account the diversity of the board in selecting new director candidates.

DIRECTOR RECRUITMENT PROCESS

CANDIDATE RECOMMENDATIONS From Shareholders, Management, Directors, Professional Search Firms and Other Sources	NGC Discusses & Reviews Qualifications and Expertise Enterprise Strategy Board Needs Diversity Interviews Recommends Nominees	BOARD OF DIRECTORS Discusses NGC Recommendations Analyzes Independence Selects Nominees	SHAREHOLDERS Vote on Nominees at Annual Meeting

The following table summarizes certain key characteristics of the company’s businesses and the associated qualifications, skills and experience that the NGC believes should be represented on the board.

BUSINESS CHARACTERISTICS	QUALIFICATIONS, SKILLS AND EXPERIENCE
■ The company is a global manufacturer with products sold around the world.	■ Manufacturing or logistics operations experience ■ Broad international exposure
■ Technology and customer and product support services are important.	■ Technology experience ■ Customer and product support experience
■ The company’s businesses undertake numerous transactions in many countries and in many currencies.	■ Diversity of race, ethnicity, gender, cultural background or professional experience ■ High level of financial literacy ■ Mergers and acquisitions experience
■ Demand for many of the company’s products is tied to conditions in the global commodity, energy, construction and transportation markets.	■ Experience in the evaluation of global economic conditions ■ Knowledge of commodity, energy, construction or transportation markets
■ The company’s businesses are impacted by regulatory requirements and policies of various governmental entities around the world.	■ Governmental and international trade experience
■ The board’s responsibilities include understanding and overseeing the various risks facing the company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	■ Risk oversight/management expertise ■ Relevant executive and leadership experience ■ Cybersecurity experience

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DIRECTORS & GOVERNANCE

NOMINATIONS FROM SHAREHOLDERS

The NGC considers unsolicited inquiries and director nominees recommended by shareholders in the same manner as nominees from all other sources. Recommendations should be sent to the Corporate Secretary, 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039. Shareholders may nominate a director candidate to serve on the board by following the procedures described in our bylaws. Deadlines for shareholder nominations for Caterpillar’s 2027 Annual Meeting of Shareholders are included in the section on page 77, Shareholder Proposals and Director Nominations for the 2027 Annual Meeting.

The number of persons comprising the Caterpillar board of directors is currently established as nine. All of the board’s nominees have consented to being named in this Proxy Statement and to serve if elected. If all nominees are elected, the number of persons comprising the board will be ten following the annual meeting and after Ms. Good’s anticipated start date of August 1, 2026. If any of the board’s nominees should become unavailable to serve as a director prior to the annual meeting, the size of the board and number of board nominees will be reduced accordingly.

Proxy Statement 2026	17

DIRECTORS & GOVERNANCE

DIRECTOR CANDIDATE BIOGRAPHIES AND QUALIFICATIONS

Directors have been in their current positions for the past five years unless otherwise noted. Information is current as of April 30, 2026. The board has nominated the following individuals to stand for election for a one-year term expiring at the Annual Meeting of Shareholders in 2027.

The experiences and qualifications of each of the director nominees enable each of them to provide meaningful input and guidance to the board.

JOSEPH E. CREED Chairman of the Board and CEO of Caterpillar Inc. Age: 50 Director since: 2025 MANAGEMENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ None	CATERPILLAR BOARD COMMITTEES: ■ None OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ None

Experience

■	Chairman of the Board (2026)
■	Chief Executive Officer (2025)
■	Chief Operating Officer (2023-2025)
■	Group President, Energy & Transportation (2021-2023)
■	Senior Vice President, Electric Power (2020-2021)
■	Senior Vice President, Oil & Gas and Marine (2019-2021)
■	Senior Vice President, Finance Services and President, Caterpillar Venture Capital (2017-2019)
■	Interim Chief Financial Officer (2018)
■	Chief Financial Officer, Energy & Transportation (2013-2016)
■	Joined Caterpillar in 1997.

Qualifications

■	Audit Committee Financial Expert, CEO, Leadership, Business Development and Strategy, Finance & Accounting and Risk Management - obtained during his nearly three decades of experience at Caterpillar in senior management and executive positions. This includes extensive knowledge and oversight of all aspects of Caterpillar's financial and accounting functions, corporate strategy, as well as the introduction of advancements in engine power density, establishment of a dedicated battery and advanced power organization, and acquisitions to amplify the company's capabilities in both oil and gas, and distributed power generation.
■	Customer and Product Support Services, Technology, Global Experience and Manufacturing / Logistics - developed during his long career at Caterpillar, the world's leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives with extensive international operations.

18	Proxy Statement 2026

DIRECTORS & GOVERNANCE

JAMES C. FISH, JR. President and CEO of Waste Management, Inc. (waste and environmental services) Age: 63 Director since: 2023 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ Waste Management, Inc.	CATERPILLAR BOARD COMMITTEES: ■ Audit ■ Sustainability and other Public Policy, Chair ■ Executive OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ None

Experience

■	President and Chief Executive Officer (2016–present), Chief Financial Officer (2012–2016), Executive Vice President (2012–2016), Senior Vice President – Eastern Group (2011–2012), Vice President – PA/WV Area (2009–2011), Vice President – Pricing (2003–2006), Director – Financial Planning (2001–2003), Waste Management, Inc.
■	Vice President – Finance (1999–2001), Westex
■	Vice President – Revenue Management (1995–1999), Trans World Airlines, Inc.
■	Director of Yield Management (1986–1995), America West Airlines, Inc.

Qualifications

■	CEO, Leadership, Business Development and Strategy, and Risk Management – obtained while serving in leadership roles, including CEO of Waste Management, North America’s largest comprehensive waste management environmental solutions provider. As President and CEO of Waste Management, he has shifted the company’s sustainability strategy to focus on minimizing its environmental impact by reducing carbon emissions, investing in differentiated, innovative technologies and automation, and expanding recycling and renewable energy infrastructure to help Waste Management’s customers achieve their sustainability goals. As CEO of a heavily regulated business, he leads a large government affairs team that interacts with all levels of government.
■	Audit Committee Financial Expert and Finance & Accounting – obtained while serving as CFO of Waste Management where he gained valuable expertise in accounting and external reporting.
■	Board of Directors Experience (other boards) – gained while serving as a director of Waste Management.

Proxy Statement 2026	19

DIRECTORS & GOVERNANCE

Lynn J. Good Former Chair and CEO of Duke Energy Corporation Age: 67 Director since: 2026* INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ The Boeing Company ■ Morgan Stanley	CATERPILLAR BOARD COMMITTEES: ■ Audit ■ Compensation and Human Resources OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ Duke Energy Corporation

Ms. Good was brought to the attention of the board through her experience as chief executive officer of Duke Energy Corporation, one of the largest grid and generation operators with experience relevant to the company’s business. She was vetted by an independent professional search firm.

Experience

■	Chair of the Board (2016–2025), Chief Executive Officer (2013-2025), President (2013-2024), Vice Chair (2013-2016), Executive Vice President and CFO (2009-2013), Duke Energy Corporation
■	Audit Partner (2002-2003), Deloitte & Touche
■	Audit Partner (1992-2002), Arthur Andersen LLP

Qualifications

■	CEO, Leadership, Business Development and Strategy, and Risk Management – obtained while serving in leadership roles, including as former chair and CEO of Duke Energy Corporation, one of the largest grid and generation operators in the U.S., where she was responsible for guiding Duke Energy Corporation through a highly dynamic regulatory environment, modernizing regulatory constructs across multiple states, developing innovative customer solutions, delivering industry-leading safety and operations and transforming Duke Energy Corporation into a pure-play portfolio of regulated utility businesses.
■	Audit Committee Financial Expert and Finance & Accounting – obtained while serving as CFO of Duke Energy Corporation and as audit partner at Deloitte & Touche and Arthur Andersen LLP where she gained valuable expertise in finance, accounting and external reporting.
■	Board of Directors Experience (other boards) – gained while serving as a director, chair and committee chair of other large, publicly traded corporations, including as chair of Duke Energy Corporation, chair of the Compensation Committee and member of the Audit Committee at The Boeing Company and member of the Audit Committee at Morgan Stanley.

*	Anticipated to be effective August 1, 2026 (Ms. Good’s start date after election).

20	Proxy Statement 2026

DIRECTORS & GOVERNANCE

GERALD JOHNSON Retired Executive Vice President, Global Manufacturing and Sustainability of General Motors Company (manufacturing) Age: 63 Director since: 2021 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ Eaton Corporation	CATERPILLAR BOARD COMMITTEES: ■ Compensation and Human Resources ■ Sustainability and other Public Policy OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ None

Experience

■	Executive Vice President, Global Manufacturing and Sustainability (2019–2024), Vice President North America Manufacturing and Labor Relations (2017–2019), Vice President Global Operational Excellence (2014–2017), joined the company in 1980, General Motors Company (GM).

Qualifications

■	Audit Committee Financial Expert, Leadership, Business Development and Strategy, Customer and Product Support Services, Technology, Global Experience and Manufacturing/Logistics – obtained during his over 40-year career at GM, where he was responsible for the quality and safety performance for 103,000 employees representing more than 129 manufacturing facilities in 16 countries on five continents, which allowed him to provide valuable insight and perspective to the board on strategic and business matters. He led global manufacturing and sustainability at GM where he was responsible for ensuring GM’s governance and training programs effectively addressed human rights issues. He actively contributed to GM's ethical sourcing and human rights initiatives, collaborating with NGOs and implementing robust due diligence programs to ensure responsible practices across GM’s operations and supply chain. This includes supporting the release of GM's Human Rights Report and Responsible Material Policy, which set new standards for supplier conduct and material sourcing. He has also led GM’s Manufacturing Engineering and Labor Relations organizations. He was a founding member of GM’s Inclusion Advisory Board, created to foster and grow an inclusive and engaged internal culture. He has also served as a member of the GM Political Action Committee Board and Steering Committee since 2020.

Proxy Statement 2026	21

DIRECTORS & GOVERNANCE

NAZZIC S. KEENE Former CEO of Science Applications International Corporation (technology) Age: 65 Director since: 2024 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ Automatic Data Processing Inc. ■ ITT Inc.	CATERPILLAR BOARD COMMITTEES: ■ Compensation and Human Resources ■ Nominating and Governance OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ Science Applications International Corporation

Experience

■	Chief Executive Officer (2019-2023), Chief Operating Officer (2017-2019), President of Global Markets & Missions (2013-2017), joined the company in 2012, Science Applications International Corporation (SAIC).

Qualifications

■	CEO, Leadership, Business Development & Strategy, Finance & Accounting Government/Regulatory Affairs, Customer and Product Support Services, Risk Management and Global Experience – gained from her executive positions at SAIC, a multi-billion dollar global company engaged in integrating information technology systems that manage engineering, large-scale IT modernization and security logistics, simulation and data analytics for government bodies where she was responsible for, among other things, overseeing daily operations of the company including its long-term strategy for profitable growth.
■	Technology - gained over her three decades of experience in the information systems and technology services industry, with 25 years of experience in executive management positions.
■	Board of Directors Experience (other boards) – gained while serving as a director of other publicly-traded companies such as ITT Inc. and Automatic Data Processing Inc. (ADP). She currently serves on the Nominating & Governance Committee of ITT Inc., chairs the Nominating & Governance Committee and serves on the Audit Committee of ADP.

22	Proxy Statement 2026

DIRECTORS & GOVERNANCE

DAVID W. MACLENNAN Former Chair and CEO of Cargill, Inc. (food and agriculture) Age: 66 Director since: 2021 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ Ecolab Inc.	CATERPILLAR BOARD COMMITTEES: ■ Audit, Chair ■ Sustainability and other Public Policy ■ Executive OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ None

Experience

■	Executive Chair (2023), Chair (2015–2022), Chief Executive Officer (2013–2022), Chief Operating Officer (2011–2013), Chief Financial Officer (2008–2011), joined the company in 1991, Cargill, Inc.

Qualifications

■	CEO, Leadership, Business Development and Strategy, Government/Regulatory Affairs, Risk Management, Technology, Global Experience and Manufacturing/Logistics – obtained while serving in leadership roles including as former CEO of Cargill, a large multinational corporation, where he helped develop a business model and culture to position Cargill for long-term success. He oversaw Cargill’s building of expertise in alternative proteins and development of technologies and digital solutions to transform farming, supply chains and food delivery, and undertook several large acquisitions during his tenure. As CEO of Cargill, he worked to address climate change and water risks by investing in renewable diesel, decarbonize maritime shipping by developing new wind propulsion technology that aimed to reduce shipping carbon dioxide emissions by as much as 30% and strengthen the food system by training over five million farmers globally on regenerative agriculture practices that sequester carbon, improve soil health and increase crop yields. He also directed numerous human capital management initiatives including particular focus on safety and reduction of injuries in Cargill’s facilities. His CEO responsibilities also included frequent interaction with government officials and NGOs throughout the world and he also served on Cargill’s board of directors for over 15 years.
■	Finance & Accounting and Audit Committee Financial Expert – developed while serving as CFO of Cargill, where he was responsible for all financial aspects of the business, including financing, internal controls and reporting, capital investments and budgeting.
■	Board of Directors Experience (other boards) – gained while serving as a director since 2016 on the board of Ecolab where he is a member of the Compensation & Human Capital Management Committee, chair of the Governance Committee and is the lead independent director.

Proxy Statement 2026	23

DIRECTORS & GOVERNANCE

JUDITH F. MARKS Chair, CEO and President of Otis Worldwide Corporation (elevator and escalator manufacturing, installation and service) Age: 62 Director since: 2023 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ Otis Worldwide Corporation	CATERPILLAR BOARD COMMITTEES: ■ Audit ■ Compensation and Human Resources OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ None

Experience

■	Chair of the Board (2022–present), Chief Executive Officer (2019–present), President (2017–present), Otis Worldwide Corporation
■	Chief Executive Officer (2017), Executive Vice President of New Equipment Solutions (2016–2017), Executive Vice President of Global Solutions (2015–2016), Dresser-Rand Group, Inc.
■	Chief Executive Officer (2017), Siemens USA, President and Chief Executive Officer (2011–2015), Siemens Government Technologies, Inc.
■	Vice President of Strategy & Business Development, Electronic Systems (2009–2011), President of Transportation & Security Solutions (2005–2009), President of Information Systems & Global Services (2005–2009), Executive Vice President of Transportation and Security Solutions (2005), President of Distribution Technologies Division (2001–2005), Lockheed Martin Corporation

Qualifications

■	Audit Committee Financial Expert, CEO, Leadership, Business Development and Strategy, Customer and Product Support Services, Finance & Accounting, Risk Management, Technology, Global Experience and Manufacturing/Logistics – gained from her experience in executive positions at Otis Worldwide Corporation, the world’s leading provider and maintainer of elevators, escalators and moving walkways; as executive vice president of New Equipment Solutions and executive vice president of Global Solutions, and CEO of Dresser-Rand Group, Inc.; as president and CEO of Siemens USA and Siemens Government Technologies, Inc.; and in various senior leadership positions at Lockheed Martin Corporation. During her current tenure at Otis, she led the successful spin-off of Otis to an independent publicly traded company over the past five years, drove the successful implementation of Otis’ service-driven business model, prioritized and advanced Otis’ sustainability program by embedding it into the company strategy as a key element to drive added value for all stakeholders and initiated the company’s focus on modernization of aging equipment to drive enhanced mobility and energy efficiency and adoption of safer modern products and services. She lives The Absolutes at Otis (Safety, Ethics, and Quality) which establish standards of conduct and ethical principles that guide the way the company works. She also sponsored Made to Move Communities, Otis’ signature corporate social responsibility program that focuses on advancing youth STEM education. In her role as CEO of Siemens USA, she led a $24 billion global organization in the areas of electrification, automation and digitalization with 50,000 employees and 60 manufacturing locations. She served as chair of the Siemens Foundation which advances workforce development, health equity, and clean economy jobs in the United States.
■	Board of Directors Experience (other boards) – gained while serving as a director and chair of the board of Otis Worldwide Corporation and as a director on the board of the Business Roundtable and AdvanceCT. She also previously served as a director on the boards of Hubbell Incorporated and Siemens Government Technologies, Inc.

24	Proxy Statement 2026

DIRECTORS & GOVERNANCE

DEBRA L. REED-KLAGES Former Chairman and CEO of Sempra Energy (energy infrastructure and utilities) Age: 69 Director since: 2015 INDEPENDENT Lead Independent Director	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ Chevron Corporation ■ Lockheed Martin Corporation

CATERPILLAR BOARD COMMITTEES:

■   Nominating and Governance, Chair

■   Executive, Chair

OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS:

■   Halliburton Company

■   Oncor Electric Delivery Company LLC

■   Sempra Energy

Experience

■	Chairman of the Board (2012–2018), Chief Executive Officer (2011–2018), Executive Vice President (2010–2011), President and Chief Executive Officer, San Diego Gas and Electric and Southern California Gas Co., joined the company in 1978, Sempra Energy

Qualifications

■	Audit Committee Financial Expert, CEO, Leadership, Business Development and Strategy, Customer and Product Support Services, Finance & Accounting, Risk Management, Technology and Global Experience – gained over her three decades of experience in senior management and executive positions, including as former CEO at Sempra, an energy infrastructure and utilities company, which also conducts business in Mexico and South America. While leading Sempra, she oversaw significant growth in the use of renewable generation, allowing her to provide valuable insights into trends in the power, oil and gas industries, which are key end-user markets for Caterpillar products. As chair and CEO of Sempra Energy, she led the transformation of San Diego Gas & Electric from all fossil fuel generation to become one of the utilities with the highest percentage of renewables in its portfolio and oversaw initiatives such as developing infrastructure in Mexico. Sempra Energy led renewable development, building wind and solar projects in the U.S. and Mexico to provide clean energy to customers. While at Sempra, she oversaw construction of multibillion dollar LNG and transmission projects and worked with EPC contractors to provide project oversight. She also led diversity and inclusion and supplier diversity at Sempra. In her role as vice president of Human Resources at Southern California Gas Co., she led diversity and inclusion and succession planning and development efforts and oversaw labor relations and union negotiations. Additionally, she also led compliance efforts enacting the corporate ethics policy at Sempra and ensuring proper governance and compliance frameworks were in place.
■	Government/Regulatory Affairs – gained while in leadership roles at Sempra while serving four years on the National Petroleum Council, an advisory committee to the United States Secretary of Energy to study energy policy. In her leadership roles at Sempra, she led highly regulated energy businesses in numerous states and internationally and worked extensively with a wide array of government entities and regulators.
■	Board of Directors Experience (other boards) – gained while a director of other large, publicly traded corporations such as Chevron, Lockheed Martin and Halliburton. She previously chaired the Nominating and Corporate Governance Committee at Haliburton and currently serves on the Management Development and Compensation Committee and Nominating and Corporate Governance Committee at Lockheed Martin and chairs the Audit Committee at Chevron.

Proxy Statement 2026	25

DIRECTORS & GOVERNANCE

SUSAN C. SCHWAB Professor Emerita at the University of Maryland School of Public Policy and Strategic Advisor for Mayer Brown LLP (global law firm) Age: 71 Director since: 2009 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ FedEx Corporation ■ Marriott International, Inc.	CATERPILLAR BOARD COMMITTEES: ■ Sustainability and other Public Policy ■ Nominating and Governance OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ The Boeing Company

Experience

■	Board Chair (2022–present), National Foreign Trade Council
■	Professor Emerita (2019–present), Professor (2009–2019), University of Maryland School of Public Policy
■	Strategic Advisor (2010–present), Mayer Brown LLP
■	U.S. Trade Representative (2006–2009), Deputy U.S. Trade Representative (2005–2006), United States Government
■	President and Chief Executive Officer (2004–2005), University System of Maryland Foundation
■	Consultant (2003), U.S. Department of Treasury
■	Dean (1995–2003), University of Maryland School of Public Policy
■	Director of Corporate Business Development (1993–1995), Motorola, Inc.
■	Assistant Secretary of Commerce and Director General (1989–1993), U.S. and Foreign Commercial Service

Qualifications

■	Leadership, Business Development and Strategy, Risk Management and Global Experience – obtained over her 30-year career in international trade, commerce and public policy education, which allows her to provide important insights for the company’s global business model and long-standing support of open trade, as well as meaningful input and guidance to the board on strategy and geopolitics and the evaluation of global economic conditions. As dean of the University of Maryland School of Public Policy, she led a strategic realignment of the school’s curriculum that led to a new specialization in philanthropy and non-profit management and also co-founded a non-profit to fund students of color to benefit from graduate programs and consider careers in public policy and international affairs. While working as U.S. trade representative, a Cabinet post, she worked to eliminate tariff barriers to environmental goods, such as clean energy technologies, worked with key non-governmental organizations to help champion negotiations to eliminate subsidization of industrial fishing fleets that contribute to overfishing of the oceans, helped build enforceable environmental and labor provisions into U.S. trade agreements for the first time, and helped negotiate and achieve Congressional passage of trade agreements.
■	Government/Regulatory Affairs – gained as U.S. Trade Representative and director-general of the U.S. and Foreign Commercial Service, the export promotion arm of the U.S. government. As director general of U.S. and Foreign Commercial Service, she was responsible for over 200 field offices in the U.S. and 70 countries, with supervisory responsibility for American and international employees in multiple employment systems. She also introduced the agency’s first training curriculum with diversity, equity and inclusion components.
■	Board of Directors Experience (other boards) and Technology – gained while serving as a director of other large, publicly traded multinational corporations, including FedEx, Marriott and Boeing.

26	Proxy Statement 2026

DIRECTORS & GOVERNANCE

RAYFORD WILKINS, JR. Former CEO of Diversified Businesses at AT&T Inc. (telecommunications) Age: 74 Director since: 2017 INDEPENDENT	OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: ■ Morgan Stanley ■ Valero Energy Corporation	CATERPILLAR BOARD COMMITTEES: ■ Compensation and Human Resources, Chair ■ Nominating and Governance ■ Executive OTHER DIRECTORSHIPS WITHIN THE LAST FIVE YEARS: ■ None

Experience

■	CEO of Diversified Businesses (2007–2012), held other leadership roles including Group President of Marketing and Sales, SBC Communications, President and CEO, SBC and Pacific Bell, and President and CEO Southwestern Bell Telephone, joined in 1974, AT&T Inc.

Qualifications

■	Audit Committee Financial Expert, Leadership, Business Development & Strategy, Government/Regulatory Affairs, Customer and Product Support Services, Finance & Accounting, Risk Management, Technology and Global Experience – gained while in leadership roles at AT&T, where he was responsible for international investments, AT&T Interactive, AT&T Advertising Solutions, customer information services and the consumer wireless initiative in India; his service on the Advisory Council of the McCombs School of Business at the University of Texas at Austin; and his service as a director at Valero Energy Corporation and Morgan Stanley. As chair of Valero’s Human Resources and Compensation Committee, he was integral to Valero’s progress in linking pay with HSE (health, safety and environmental) and ESG performance. He also served on the Institute for Inclusion Advisory Board at Morgan Stanley, which aims to develop and accelerate an integrated and transparent diversity, equity and inclusion strategy.
■	Board of Directors Experience (other boards) – gained while a director and committee chair of other large, publicly traded corporations, including as chair of the Governance and Sustainability Committee at Morgan Stanley and chair of the Human Resources and Compensation Committee and the newly established Sustainability and Public Policy Committee at Valero Energy Corporation.

Proxy Statement 2026	27

DIRECTORS & GOVERNANCE

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation for our non-employee directors during the year ended December 31, 2025. Neither Mr. Umpleby, who served as chairman throughout 2025, including as chief executive officer until May 1, 2025, and as executive chairman thereafter, nor Mr. Creed, who served as chief executive officer beginning May 1, 2025, received separate compensation for their service on the board.

Annual compensation for non-employee directors for 2025 was comprised of the following components:

Restricted Stock Units (1 Year Vesting)	$170,000
Cash Retainer	$150,000
Cash Stipends:
Lead Independent Director (Executive Committee Chair)	$50,000
Audit Committee Chair	$35,000
Compensation and Human Resources Committee Chair	$25,000
Nominating and Governance Committee Chair	$25,000
Sustainability and other Public Policy Committee Chair	$25,000

The board has set a minimum Caterpillar stock ownership target for directors equal to five times the director’s annual cash retainer. Directors have a five-year period from the date of their election or appointment to meet the target and must maintain their target stock ownership while serving on the board and for a post-service period. Until a director has met the target, the director is precluded from disposing of shares. Once a director achieves the target, this restriction no longer applies unless a disposition would cause the director’s stock ownership to fall below the target.

For purposes of determining whether the target has been met, the following shares are considered: shares owned directly or indirectly by the director or the director’s spouse; shares held in trust for the benefit of the director, the director’s spouse or the director’s children; and phantom shares under the Directors’ Deferred Compensation Plan. Unvested restricted stock units are not considered.

As of the date of this proxy statement, all directors have met the target or are within the five-year accumulation period.

Directors that joined the board prior to April 1, 2008, are also able to participate in a Charitable Award Program. A donation of up to $500,000 will be made by the company in the director’s name to charitable organizations selected by the director and a donation of up to $500,000 also will be made by the company in the director’s name to the Caterpillar Foundation. Directors derive no financial benefit from the Charitable Award Program.

28	Proxy Statement 2026

DIRECTORS & GOVERNANCE

DIRECTOR COMPENSATION FOR 2025

Director	Fees Earned or Paid in Cash		Restricted Stock Units(1)	All Other Compensation(2)	Total
DANIEL M. DICKINSON	$82,843	(3)	$—	$1,500	$84,343
JAMES C. FISH, JR.	$163,874		$175,033	$5,000	$343,907
GERALD JOHNSON	$150,000		$175,033	$5,000	$330,033
NAZZIC S. KEENE	$150,000		$175,033	$—	$325,033
JUDITH F. MARKS	$150,000		$175,033	$5,000	$330,033
DAVID W. MACLENNAN	$180,550		$175,033	$5,000	$360,583
DEBRA L. REED-KLAGES	$225,000		$175,033	$—	$400,033
SUSAN C. SCHWAB	$150,000		$175,033	$—	$325,033
RAYFORD WILKINS, JR.	$175,000		$175,033	$5,000	$355,033
(1)	The amounts reported in this column represent RSUs granted in 2025 under the Caterpillar Inc. 2023 Long-Term Incentive Plan (LTIP), which are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
As of December 31, 2025, the number of RSUs (including accrued dividend equivalent units) and Phantom Shares held by those serving as non-employee directors during 2025 was: Mr. Dickinson: 11,048 Phantom Shares; Mr. Fish: 485 RSUs; Mr. Johnson: 1,744 (which consists of 485 RSUs and 1,259 Phantom Shares); Ms. Keene: 485 RSUs; Mr. MacLennan: 2,223 (which consists of 485 RSUs and 1,738 Phantom Shares); Ms. Marks: 1,018 (which consists of 485 RSUs and 533 Phantom Shares); Ms. Reed-Klages: 13,972 (which consists of 485 RSUs and 13,487 Phantom Shares); Ms. Schwab: 25,364 (which consists of 485 RSUs and 24,879 Phantom Shares); Mr. Wilkins: 485 RSUs.
Mr. MacLennan elected to defer 50% of his 2025 Cash Retainer into the Directors’ Deferred Compensation Plan and invested 75% into Phantom Shares of Caterpillar Stock. These deferrals, plus the accumulated value of previous retainer deferrals for each of Mr. Dickinson and Ms. Reed-Klages, are included in the Phantom Shares totals above. Mr. Johnson elected to defer 100% of his 2025 Cash Retainer into the Interest Fund in the Directors’ Deferred Compensation Plan. Mr. MacLennan elected to invest the remaining 25% of his 50% deferral into the Interest Fund.
Mr. Johnson, Mr. MacLennan, Ms. Marks, Ms. Reed-Klages and Ms. Schwab elected to defer a portion of their equity award that vested on June 12, 2025, into the Directors’ Deferred Compensation Plan. These deferrals, plus the accumulated deferrals of previous equity awards, are also included in the Phantom Share totals above. Mr. MacLennan elected to defer 50%, and Mr. Johnson, Ms. Keene, Ms. Marks, Ms. Reed-Klages and Ms. Schwab elected to defer 100% of the equity award granted on June 11, 2025.
(2)	All Other Compensation represents amounts paid in connection with the Directors’ Charitable Award Program and the Caterpillar Political Action Committee Charitable Matching Program (CATPAC’s PACMATCH program). For directors eligible to participate in the Directors’ Charitable Award Program, the amounts listed include the administrative fees as follows: Mr. Dickinson $1,500.
As part of CATPAC’s PACMATCH program, Caterpillar Inc. will contribute to up to four charities on behalf of eligible members who contribute at the suggested giving level. The annual CATPAC contribution limit is $5,000. Mr. Fish, Mr. Johnson, Mr. MacLennan, Ms. Marks and Mr. Wilkins had contributions matched.
(3)	Mr. Dickinson did not stand for re-election at our 2025 annual meeting of shareholders, thereby concluding his board service June 11, 2025. His cash compensation includes pro-ration to the date his board service ceased.

BOARD ELECTION

Directors are elected at each annual meeting to serve for a one-year term, other than Ms. Good, whose term will commence on August 1, 2026. In uncontested elections, directors are elected by a majority of the votes cast for such directorship. If an incumbent director does not receive a greater number of “for” votes than “against” votes, such director must tender his or her resignation to the board. In contested elections, directors are elected by a plurality vote.

The mandatory retirement age for directors is 75. Each director who will have reached the age of 75, on or before the date of the next shareholders’ meeting, shall not stand for re-election at that annual meeting of the shareholders without an express waiver by the board.

Additionally, under our Corporate Governance Guidelines, current directors must notify the chair of the NGC before accepting membership on the board of another public company. Furthermore, each director is required to tender his or her resignation to the board upon termination of a director’s primary occupation or other significant change in business or professional circumstances. Upon receipt of such a tendered resignation, the NGC will evaluate the circumstances, including the director’s anticipated time commitments and their impact on the director’s capacity to devote requisite time and attention to our board and its committees and make a recommendation to the board as to whether to accept the director’s resignation.

Proxy Statement 2026	29

DIRECTORS & GOVERNANCE

BOARD LEADERSHIP STRUCTURE AND CHAIR SUCCESSION

Our board is led by Ms. Reed-Klages, our lead independent director, and Mr. Creed, our chairman. Under Caterpillar’s bylaws, the directors annually elect a chairman. The board has no fixed policy on whether to have an executive or non-executive chairman and believes this determination should be made based on the best interests of the company and its shareholders in light of the circumstances at the time. In making such a determination, the board considers a variety of factors including the company’s strategic goals, the prevailing operating and governance environment, the skill set of the board’s independent directors, the dynamics of the board, the strengths and talents of the company’s senior management and shareholder feedback.

History

Our board has operated under a variety of leadership structures throughout our history. More recently, from 2017 to December 2018, the board was led by an independent chairman. In December 2018, upon the recommendation of the board’s fully independent Public Policy and Governance Committee, the board appointed Mr. Umpleby, who at the time served as Caterpillar’s chief executive officer, as chairman of the board. Upon the consideration and recommendation of the board’s fully independent NGC, Mr. Umpleby was unanimously elected as the board’s chairman annually since the 2018 appointment through April 30, 2025, after which time he served as the board’s executive chairman. The board concurrently determined to re-elect Ms. Reed Klages as lead independent director, for the reasons set forth below.

On January 6, 2026, Mr. Umpleby notified the board of his intention to retire, effective April 1, 2026.  In connection with Mr. Umpleby’s notification, the independent directors of the board unanimously elected Mr. Creed as chairman, effective upon Mr. Umpleby’s retirement.

Rationale

The board believes that combining the chairman and chief executive officer roles under Mr. Creed and maintaining the important role of the lead independent director is the most appropriate leadership structure for the company and best serves the interests of our shareholders at this time.

Combining the role of chairman and chief executive officer provides the company with the following advantages.

1.	Long-Term Strategic Development and Operational Execution. As the architect of Caterpillar’s refreshed strategy and his position as both chief executive officer and a long-tenured employee, Mr. Creed is the director most familiar with Caterpillar’s business and day-to-day operations. He is best positioned to facilitate effective board oversight of Caterpillar’s strategy execution, performance and enhancement of shareholder value.
2.	Unified Leadership and Direction for the Company. Combining the roles drives clarity and ensures that Caterpillar is represented by a single voice to its stakeholders, including customers and dealers. One of Caterpillar’s competitive advantages is its global network of independent dealers. Combining the roles of chairman and chief executive officer strengthens Mr. Creed’s ability to communicate with dealers who play a key role in Caterpillar’s performance in the industry and whose support Caterpillar needs to effectively execute its strategy.
3.	Enhancement of Board Efficiency and Effectiveness. Mr. Creed’s day-to-day role in managing and leading Caterpillar’s business and implementing Caterpillar’s strategy provides him with access to the people, information and resources that allow him to efficiently identify and timely communicate significant business developments and sensitive matters to our independent directors.
4.	Independent Governance Oversight. The Board believes that having a lead independent director provides the board with independent leadership and facilitates the independence of the board from management, as further described below.

30	Proxy Statement 2026

DIRECTORS & GOVERNANCE

BOARD LEADERSHIP STRUCTURE – LEAD INDEPENDENT DIRECTOR

As previously disclosed, as a testament to the board’s commitment to empowered and active independent board leadership and consistent with Caterpillar’s governing documents, the board determined to appoint Ms. Reed-Klages as its lead independent director in 2022. At that time, and on an annual basis thereafter, the board considered how Ms. Reed-Klages’ past experience allowed her to perform the duties set forth below as lead independent director. Throughout Ms. Reed-Klages’ tenure on the board, she has worked closely with her fellow directors and our management team. She is deeply trusted in the boardroom. Because of her 11-year tenure as a director on the board and four-year tenure as lead independent director, she is also uniquely positioned to assist the board in overseeing the identification, assessment and management of the company’s exposure to various risks. Accordingly, the board continues to believe that her effective leadership is in the best interests of our shareholders and that her durable relationship with both management and the rest of the independent directors maintains harmony in the boardroom. Ms. Reed-Klages effectively works with Mr. Creed to set the agenda for the board and also exercise additional oversight on behalf of the independent directors as set forth below.

The board continues to believe that maintaining the important role of the lead independent director is an important leadership feature for the company and best serves the interests of our shareholders at this time, including by creating and sustaining an environment in which the board works collaboratively with management while ensuring that our independent directors can effectively oversee performance and hold senior leaders accountable. However, the board also believes it is important to maintain flexibility as to the board’s leadership structure. Accordingly, the board regularly reviews its leadership structure and will continue to exercise its discretion in adopting an appropriate framework to ensure effective governance and accountability, taking into consideration shareholder feedback, the needs of the company as well as the outcome that the board believes will best drive long-term shareholder value. Any future changes to our board leadership structure will be announced on the “Investors” section of our website and in our annual proxy statement.

DUTIES AND RESPONSIBILITIES OF LEAD INDEPENDENT DIRECTOR

■	Preside at all meetings of the board at which the chairman and chief executive officer is not present, including executive sessions of the independent directors.
■	Serve as a liaison between the chairman and chief executive officer and the independent directors.
■	Approve the type of information sent to the board.
■	Provide input and approve meeting agendas for the board to ensure that the appropriate items are being discussed.
■	Approve meeting schedules, in consultation with the chairman and chief executive officer and the independent directors, to assure that there is sufficient time for discussion of all agenda items.
■	Has the authority to call meetings of the board and the independent directors.
■	If requested by major shareholders, is available, when appropriate, for consultation and direct communication.
■	Provide the chairman and chief executive officer with the results of his/her annual performance review in conjunction with the chairman of the Compensation and Human Resources Committee.
■	Provide input on the design of the board, including board and committee composition, size, membership, leadership, structure and responsibilities, as part of the board’s and Nominating and Governance Committee’s periodic review of such matters.
■	Monitors and coordinates with management on corporate governance issues and developments and assists the board and management in promoting strong corporate governance best practices.
■	Serves as chair of the Executive Committee which oversees the succession management processes for chairman of the board and chief executive officer.

In the role of lead independent director, Ms. Reed-Klages provides strong independent oversight of management and serves as a liaison between the independent directors and the chairman and chief executive officer. Additionally, Ms. Reed-Klages oversees the board’s annual self-evaluation process and will lead the board’s annual evaluation of Mr. Creed, as chairman and chief executive officer, with the independent members of the board setting the compensation of Mr. Creed annually based on the recommendation of the Compensation and Human Resources Committee.

Proxy Statement 2026	31

DIRECTORS & GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES AND CODE OF CONDUCT

Our board has adopted Corporate Governance Guidelines, which are available on our website at www.caterpillar.com/governance. The guidelines reflect the board’s commitment to oversee the effectiveness of policy and decision-making both at the board and management level, with a view to enhance shareholder value over the long term. The Corporate Governance Guidelines also set forth a framework regarding the composition of our board, director membership criteria, board member commitments, director responsibilities, board election and leadership structure, director development and director retirement or resignation, among other topics.

Caterpillar’s Code of Conduct is called Our Values In Action. Safety, Integrity, Teamwork, Excellence and Commitment are the core values identified in the code. Our Values In Action apply to all members of the board and to management and employees worldwide. These values embody the high ethical standards that Caterpillar has upheld since its formation in 1925. Our Values In Action are available on our website at www.caterpillar.com/code.

INSIDER TRADING POLICY

The company has adopted an insider trading policy that governs the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees, and the company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations and the standards of the New York Stock Exchange (NYSE). A copy of our insider trading policy is filed as Exhibit 19 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 13, 2026.

BOARD EVALUATION PROCESS

The board conducts an annual self-evaluation to determine whether the board and its committees are functioning effectively. In 2025, the chair of the NGC interviewed each board member to solicit their feedback. The NGC chair then led a discussion during the board’s executive session. Each of the committees of the board followed a similar process and reported to the board on the outcome of their self-evaluations. The self-evaluation provides the board with actionable feedback to enhance its performance and effectiveness.

Starting in 2022, the board enhanced its self-evaluation process through the addition of individual director assessments. Pursuant to this part of the process, each director sends a confidential performance evaluation with respect to each other individual director to outside counsel retained by the company at the request of the NGC. The evaluation process specifically focuses on, among other elements, each director’s preparation for and participation at our board and committee meetings. Outside counsel reviews and compiles the results and provides summaries of each director’s performance evaluation to the lead independent director, other than her own review, which summary is instead provided to the chair of the Audit Committee. The lead independent director then has an individual conversation with each director, reviewing the results and feedback received as well as providing recommendations for improvement, if any, related to such director’s level of engagement and contribution to the board and its committees (with the chair of the Audit Committee undertaking such review with the lead independent director). The Nominating and Governance Committee also reviews the collective results and makes any further recommendations or improvements. In concert with the broader annual board self-evaluation, the board believes it has proper processes in place to evaluate the board, its committees, and each individual director’s effectiveness and potential areas of improvement.

32	Proxy Statement 2026

DIRECTORS & GOVERNANCE

BOARD COMMITTEES

The board currently has five standing committees: Audit, Compensation and Human Resources, Sustainability and other Public Policy, Nominating and Governance, and Executive. Other than the Executive Committee, which meets on an as-needed basis, each committee meets regularly throughout the year, reports its actions and recommendations to the board, receives reports from management, annually evaluates its performance and has the authority to retain outside advisors at its discretion. The current primary responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter, which can be found on Caterpillar’s website at www.caterpillar.com/governance. All committee members are independent under company, NYSE and SEC standards applicable to board and committee service, and the board has determined that each member of the Audit Committee is “financially literate” and an “audit committee financial expert” as defined under SEC rules.

AUDIT COMMITTEE

Committee Members: David W. MacLennan, Chair James C. Fish, Jr. Lynn J. Good* Judith F. Marks Number of Meetings in 2025: 10 * effective August 1, 2026 (Ms. Good’s start date after election)

COMMITTEE ROLES AND RESPONSIBILITIES

■

Selects and oversees independent auditors, including annual evaluation of the lead audit partner.

■

Oversees our financial reporting activities, including our financial statements, annual report and accounting standards and principles.

■

Reviews with management the company’s risk assessment and risk management framework.

■

Approves audit and non-audit services provided by the independent auditors.

■

Reviews the organization, scope and effectiveness of the company’s internal audit function, disclosures and internal controls.

■

Sets parameters for and monitors the company’s hedging and derivatives practices.

■

Provides oversight for the company’s compliance program and Code of Conduct.

■

Monitors any significant litigation, regulatory and tax compliance matters.

■

Oversees information technology systems and related security.

■

Reviews with management cybersecurity risks and strategy to mitigate these risks.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

Committee Members:

Rayford Wilkins, Jr., Chair

Lynn J. Good*

Gerald Johnson

Nazzic S. Keene

Judith F. Marks

Number of Meetings in 2025: 5

*

effective August 1, 2026
(Ms. Good’s start date after election)

COMMITTEE ROLES AND RESPONSIBILITIES

■

Recommends the CEO’s compensation to the board and establishes the compensation of other executive officers.

■

Establishes, approves and oversees the company’s equity compensation and employee benefit plans.

■

Reviews incentive compensation arrangements to ensure that incentive pay does not encourage unnecessary risk-taking and reviews and discusses the relationship between risk management policies and practices, corporate strategy and executive compensation.

■

Recommends to the board the compensation of independent directors.

■

Provides general oversight of the company’s approach to talent management, succession planning and diversity and inclusion for senior leaders.

■

Furnishes an annual Committee Report on executive compensation and approves the Compensation Discussion and Analysis section in the company’s proxy statement.

Proxy Statement 2026	33

DIRECTORS & GOVERNANCE

SUSTAINABILITY AND OTHER PUBLIC POLICY COMMITTEE

Committee Members: James C. Fish, Jr., Chair Gerald Johnson David W. MacLennan Susan C. Schwab Number of Meetings in 2025: 5

COMMITTEE ROLES AND RESPONSIBILITIES

■

Identifies, evaluates and monitors sustainability issues that affect the company’s operations and performance, including those related to environmental issues and climate change.

■

Monitors the development and implementation of the goals established by the company for its performance with respect to its sustainability framework and initiatives.

■

Reviews and evaluates risks that may arise in connection with the sustainability and other public policy aspects of the company’s operations.

■

Provides general oversight over social issues, including those related to human rights that affect the company’s operations and performance.

■

Provides general oversight over health and safety activities, including the company’s initiatives to produce products and services that support sustainable development of global resources.

■

Reviews/advises on matters of domestic and international public policy affecting the company’s business, such as trade policy and international trade negotiations and major global legislative and regulatory developments.

■

Annually reviews the company’s charitable contributions to the Caterpillar Foundation and political contributions and policies, including lobbying activities.

■

Oversees investor, customer, community and government relations.

NOMINATING AND GOVERNANCE COMMITTEE

Committee Members: Debra L. Reed-Klages, Chair Nazzic S. Keene Susan C. Schwab Rayford Wilkins Jr. Number of Meetings in 2025: 6

COMMITTEE ROLES AND RESPONSIBILITIES

■

Makes recommendations to the board regarding the size and composition of the board and its committees and the criteria to be used for the selection of candidates to serve on the board.

■

Discusses and evaluates the qualifications of potential and incumbent directors and recommends the director candidates to be nominated for election at the annual meeting.

■

Leads the board in its annual self-evaluation process.

■

Oversees the company’s corporate governance.

■

Oversees the Guidelines on Corporate Governance Issues adopted by the board and annually reviews the guidelines and recommends changes to the board as appropriate.

■

Reviews related person transactions and annually reviews the relationships between directors, the company and members of management and recommends to the board whether each director is independent.

■

Reviews directorships in other public companies held by or offered to directors and senior officers of the company.

■

Recommends candidates for company officer positions.

34	Proxy Statement 2026

DIRECTORS & GOVERNANCE

EXECUTIVE COMMITTEE

Committee Members: Debra L. Reed-Klages, Chair James C. Fish, Jr. David W. MacLennan Rayford Wilkins, Jr. Number of Meetings in 2025: 1

COMMITTEE ROLES AND RESPONSIBILITIES

■

Acts with the authority of the board between regularly scheduled meetings.

■

Has the authority to approve dividends, authorize share repurchases and authorize long-term debt issuances in excess of $1 billion.

■

Oversees the succession management processes for chairman of the board and chief executive officer.

DIRECTOR INDEPENDENCE DETERMINATIONS

The company’s Guidelines on Corporate Governance Issues establish that no more than two non-independent directors may serve on the board at any point in time. A director is “independent” if he or she has no direct or indirect material relationship with the company or with senior management of the company and their respective affiliates. Annually, the board makes an affirmative determination regarding the independence of each director based upon the recommendation of the NGC and in accordance with the standards in the company’s Guidelines on Corporate Governance Issues, which are available on our website at www.caterpillar.com/governance.

Applying these standards, the board determined that each director who served on the board in 2025 and each of the director nominees met the independence standards, except Mr. Umpleby and Mr. Creed.

COMMUNICATION WITH THE BOARD

Shareholders, employees and all other interested parties may communicate with any of our directors individually, our board as a group, our independent directors as a group or any board committee as a group by email or regular mail:

BY EMAIL send an email to directors@cat.com	BY MAIL mail to Caterpillar Inc. c/o Corporate Secretary 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039

Proxy Statement 2026	35

DIRECTORS & GOVERNANCE

CONTACTING CATERPILLAR

While the board oversees management, it does not participate in day-to-day management functions or business operations. If you wish to submit questions or comments relating to these matters, please use the Contact Us form on our website at www.caterpillar.com/contact, which will help direct your message to the appropriate area of our company.

All communications regarding personal grievances, administrative matters, the conduct of the company’s ordinary business operations, billing issues, product or service-related inquiries, order requests and similar issues will be directed to the appropriate individual within the company. The chairman of the board has instructed the corporate secretary to consult with him if she is unsure who should receive the communication.

INVESTOR OUTREACH

We conduct an annual governance review and shareholder outreach throughout the year to ensure management and the board understand and consider the issues that matter most to our shareholders and reflect the insights and perspectives of our many stakeholders. We greatly value our relationships with our shareholders and hearing their feedback directly. The governance engagements summarized below are in addition to the regular discussions that our senior leadership and Investor Relations teams have with many institutional and retail shareholders which may also include governance, sustainability and similar matters.

In 2025, the governance team met with shareholders representing approximately 41%of total outstanding shares	INTEGRATED GOVERNANCE ENGAGEMENT TEAM	TYPES OF ENGAGEMENT
	■ Lead Independent Director ■ Chairman and CEO ■ Sustainability ■ Total Rewards ■ Investor Relations ■ Corporate Secretary	One-on-One Meetings Investor Conferences Earnings Calls Investor and Analyst Calls Governance Meetings

36	Proxy Statement 2026

DIRECTORS & GOVERNANCE

In response to shareholder feedback we received, we have taken various actions, including:

KEY AREAS OF FOCUS	TAKING ACTIONS INFORMED BY SHAREHOLDER FEEDBACK
Lobbying and other public policy matters	We annually publish a report containing information about our lobbying activities.
We disclose all U.S. trade and industry association memberships regardless of level of contribution.
We also disclose tiered reporting of the dollar amount of membership dues paid to all U.S. trade and industry associations and the percentage of these dues used for federal lobbying activities.
Sustainability matters	We released our estimated Scope 3 GHG emissions data in our 2022 Sustainability Report (published in April 2023) and publish this data on an annual basis.
We prepare an annual report containing disclosures aligned with certain recommendations of the Task Force on Climate-related Financial Disclosures.
Human capital management	We publish an annual report containing information relating to our workforce and linking to our EEO-1 reports.
Executive compensation	We incorporated ESG into the 2023, 2024 and 2025 incentive plan for executive officers.
Board oversight and governance	We restructured certain committees of the board by creating the Sustainability and other Public Policy Committee and the Nominating and Governance Committee.
We enhanced the director skills matrix to provide a description of each skill to help shareholders understand how each skill helps contribute to effective oversight.
We enhanced biographies of director nominees to correspond directly to the skills matrix and include specific experience.
We enhanced our description of our board leadership and described the succession of the chairman and chief executive officer.

Proxy Statement 2026	37

DIRECTORS & GOVERNANCE

POLITICAL CONTRIBUTIONS AND LOBBYING

As a responsible corporate citizen, Caterpillar participates in the public policy process, advocating for a broad range of issues that align with our purpose, mission and execution of our strategy while providing value to shareholders and other stakeholders. Our commitment to transparency and disclosure in our advocacy activities has long been recognized.

The company provides disclosure relating to our advocacy efforts; political engagements; political contribution activities; contributions by the Caterpillar Inc. Political Action Committee (CATPAC); and global issues of importance to the company, including information on the company’s position with respect to such issues. This information is disclosed in the political engagement section of our annual Sustainability Report, and on our website at www.caterpillar.com/politicalengagement. The website also includes an itemized list of organizations and individuals that received political contributions from Caterpillar or the CATPAC.

Our political engagement and lobbying reporting also provide a summary of some of the public policy areas that are driven by our enterprise strategy for profitable growth and where we see positive value in our engagement and the ability to make an impact.

Caterpillar’s state, federal and international activities on legislative and regulatory priorities significant to the company’s business are managed by the senior vice president, Global Government & Corporate Affairs, who coordinates and reviews with senior management.

Our board of directors has direct oversight of political contributions and lobbying activities. To ensure appropriate oversight of political engagement activities, including lobbying, the Sustainability and other Public Policy Committee reviews the company’s political spending policy and its political activities at least annually, including corporate political contributions, CATPAC’s political contributions, U.S. trade and industry association participation and alignment with Caterpillar’s values and policy objectives, and Caterpillar’s significant lobbying priorities.

Additional information, including more details on U.S. trade and industry association memberships, our lobbying priorities, our management governance and board oversight of these activities, and our approach to any misalignments between Caterpillar’s priorities and trade associations’ positions can be found in the political engagement section of our Sustainability Report.

RELATED PARTY TRANSACTIONS

Caterpillar has a written policy governing the approval of transactions with the company that are expected to exceed $120,000 in any calendar year in which any director, executive officer or their immediate family members will have a direct or indirect material interest. Under the policy, all such transactions must be approved in advance by the NGC.

The director or officer must submit the details of the transaction to the company’s chief legal officer & general counsel and the corporate secretary, including whether the related person or his or her immediate family member has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of an entity involved in the transaction). The chief legal officer & general counsel and the corporate secretary will then submit the matter to the NGC for its consideration.

From time to time, related persons of Caterpillar may purchase products or services of the company and its subsidiaries. In connection with these purchases, Caterpillar may provide marketing support directly or indirectly through independent dealers, consistent with sales under similar circumstances to unaffiliated third parties.

In February 2025, Mr. Creed’s brother-in-law’s employment with the company ceased and he received $183,089 pursuant to a separation agreement.

Mr. Jason Kaiser’s brother-in-law is employed by the company as a manager product support and, consistent with the company’s compensation policies applicable to other employees of similar title and responsibility, earned aggregate annual compensation of approximately $210,000 for fiscal year 2025.

38	Proxy Statement 2026

AUDIT

PROPOSAL 2 – RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL SNAPSHOT

What am I voting on?

Shareholders are being asked to approve the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP (PwC) as the company’s independent auditor for 2026.

Board Voting Recommendation:

FOR the ratification of our independent registered public accounting firm.

The Audit Committee (AC) is directly responsible for the appointment, compensation, retention and oversight of the company’s independent auditor. PwC has been Caterpillar’s independent auditor since 1925. Through its extensive experience with the company, PwC has gained institutional knowledge and a deep understanding of the company’s operations and business, accounting policies and practices and internal control over financial reporting. The AC believes that the retention of PwC to serve as the company’s independent auditor is in the best interests of the company and its shareholders. If the appointment of PwC is not approved by the shareholders, the AC will consider whether it is appropriate to select another independent auditor. Even if the appointment of PwC is ratified, the AC, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the company’s best interests.

Representatives of PwC will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT FEES AND APPROVAL PROCESS

The AC pre-approves all audit and non-audit services to be performed by the independent auditors in compliance with the Sarbanes-Oxley Act and the Securities and Exchange Commission (SEC) rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the AC’s responsibility to management. The policies and procedures address any service provided by the independent auditors and any audit or audit-related services to be provided by any other audit service provider. The pre-approval process includes an annual and interim component.

Annually, not later than February of each year, management and the independent auditors jointly submit a service matrix of the types of audit and non-audit services that management may wish to have the independent auditor perform for the current year. The service matrix categorizes the types of services by audit, audit-related, tax and all other services. Management and the independent auditors jointly submit an annual pre-approval limits request. The request lists aggregate pre-approval limits by service category. The request also lists known or anticipated services and associated fees. The AC approves or rejects the pre-approval limits and each of the listed services on the service matrix.

During the course of the year, the chair of the AC has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. However, all services, regardless of fee amounts, are subject to restrictions on the services allowable under the Sarbanes-Oxley Act and SEC rules regarding auditor independence. In addition, all fees are subject to ongoing monitoring by the AC.

Proxy Statement 2026	39

AUDIT

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION

Fees for professional services provided by our independent auditor included the following (in millions):

	2025	2024
Audit Fees(1)	$35.5	35.1
Audit-Related Fees(2)	2.2	3.9
Tax Compliance Fees(3)	0.1	0.1
Tax Planning and Consulting Fees(4)	0.2	0.1
All Other Fees(5)	0.1	0.1
TOTAL	$38.1	39.3
(1)	“Audit Fees” principally includes audit and review of financial statements (including internal control over financial reporting), statutory and subsidiary audits, SEC registration statements, comfort letters and consents.
(2)	“Audit-Related Fees” principally includes attestation services requested by management, accounting consultations, pre- or post-implementation reviews of processes or systems and audits of employee benefit plan financial statements. Total fees paid directly by the benefit plans, and not by the company, were $0.2 million in each of 2025 and 2024 and are not included in the amounts shown above.
(3)	“Tax Compliance Fees” includes, among other things, statutory tax return preparation and review and advice on the impact of changes in local tax laws.
(4)	“Tax Planning and Consulting Fees” includes, among other things, tax planning and advice and assistance with respect to transfer pricing issues.
(5)	“All Other Fees” consists principally of license-based services for statutory audit monitoring and accounting and reporting literature research.

ANONYMOUS REPORTING OF ACCOUNTING AND OTHER CONCERNS

The AC has established a means for the anonymous and other reporting (where permitted by law) of (i) suspected or actual violations of the Code of Conduct, our enterprise policies or applicable laws, including those related to accounting practices, internal controls or auditing matters and procedures; (ii) theft or fraud of any amount; (iii) insider trading; (iv) issues with respect to the performance and execution of contracts; (v) conflicts of interest; (vi) violations of securities and antitrust laws; (vii) violations of prohibited harassment policy; and (viii) violations of any applicable anti-bribery law.

Any employee, supplier, customer, shareholder or other interested party can submit a report via the following methods:

■	Toll-free Helpline (US, Canada, and US Virgin Islands): 1-800-300-7898
■	Call Collect Helpline: 770-582-5275 (language translation available)
■	Email: BusinessPractices@cat.com
■	Internet: www.caterpillar.com/obp

40	Proxy Statement 2026

AUDIT

AUDIT COMMITTEE REPORT

The AC operates under a written charter adopted by the board of directors, and each of its members meets the independence and financial literacy standards contained in the NYSE Listed Company rules, SEC rules and Caterpillar’s Guidelines on Corporate Governance Issues. The board has determined that each member of the AC qualifies as an audit committee financial expert under SEC rules and has accounting or related financial management expertise.

Management is responsible for the company’s internal controls and the financial reporting process. PwC, acting as independent auditor, is responsible for performing an independent audit of the company’s consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB).

The AC has discussed with the company’s independent auditor the overall scope and execution of the independent audit and has reviewed and discussed the audited financial statements with management. The AC also discussed with the independent auditors other matters required by PCAOB auditing standards and SEC rules.

The independent auditors provided to the AC the written communications required by applicable standards of the PCAOB regarding the independent accountant’s communications with the AC concerning independence, and the AC discussed the independent auditors’ independence with management and the auditors. The AC also considered whether the provision of other non-audit services by the company’s independent auditors to the company is compatible with maintaining independence.

The AC concluded that the independent auditors’ independence had not been impaired.

Based on the reviews and discussion referred to above, the AC recommended to the board that the audited consolidated financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2025.

By the members of the Audit Committee:

David W. MacLennan, Chairman
James C. Fish, Jr.
Judith F. Marks

Proxy Statement 2026	41

COMPENSATION

PROPOSAL 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL SNAPSHOT

What am I voting on?

Shareholders are being asked to approve, on an advisory basis, the compensation of named executive officers as disclosed in this proxy statement.

Board Voting Recommendation:

FOR approval of executive compensation.

On an annual basis, and in compliance with Section 14A of the Securities Exchange Act of 1934, shareholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation of Caterpillar’s named executive officers as described under ‘Compensation Discussion and Analysis,’ the compensation tables and the narrative discussion associated with the compensation tables in Caterpillar’s proxy statement for its 2026 Annual Meeting of Shareholders is hereby APPROVED.”

At the company’s 2023 Annual Meeting of Shareholders, our shareholders indicated their preference to hold the non-binding shareholder vote to approve the compensation of our named executive officers each year. Accordingly, the company currently intends to hold such votes annually. The next vote to approve the compensation of our named executives is expected to be held at the company’s 2027 Annual Meeting of Shareholders, and the company intends to hold its next vote on the frequency of non-binding shareholder votes to approve the compensation of our executive officers in 2029. This vote is advisory and therefore not binding on Caterpillar, the Compensation and Human Resources Committee (CHRC) or the board. The board and the CHRC value the opinion of Caterpillar’s shareholders, and to the extent there is any significant vote against Caterpillar’s named executive officer compensation, the board will consider the reasons for such a vote, and the CHRC will evaluate whether any actions are necessary to address those concerns.

42	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY

GOVERNANCE AND PAY FOR PERFORMANCE PHILOSOPHY

The Compensation and Human Resources Committee (CHRC) believes the executive compensation program at Caterpillar should be structured to align the interests of executives with those of our shareholders. These interests are aligned in rewarding value creation at all stages of the business cycle and providing an increasing percentage of performance-based compensation at higher levels of executive responsibility. This performance-based compensation should be both market and internally competitive.

Changes made over the years to further align pay with performance have received favorable feedback from our shareholders, and support for our 2025 “say on pay” vote of 94 percent reflects this positive response.

In 2025, we continued our shareholder outreach on environmental, social and governance (including sustainability, climate and human capital), and executive compensation topics, with holders of approximately 41 percent of our outstanding shares. In these meetings, our shareholders generally expressed a continued positive view with respect to our executive compensation program.

SAY ON PAY SUPPORT	2025 94%	2024 93%	2023 93%

The CHRC conducts an ongoing review of the company’s executive compensation program to evaluate whether the program supports the company’s compensation philosophy and objectives and to monitor the program’s alignment with its strategic business objectives. The CHRC also considers feedback received from our shareholders through outreach efforts and “say on pay” results as well as peer benchmarking information and determined that no material changes to the executive compensation program were warranted for 2025.

The CHRC continues to implement and maintain what it believes are best practices for executive compensation and governance. Below is a summary of those practices:

WHAT WE DO	WHAT WE DON’T DO
Robust stock ownership requirements	No individual change-in-control agreements
Thorough annual benchmarking process	No tax gross-ups on change-in-control benefits
Rigorous CHRC oversight of incentive metrics, goals and pay/ performance relationship	No backdating, repricing or granting of option awards retroactively
Clawback Policy
Limited executive perquisites
Strict anti-hedging and anti-pledging policies
Independent compensation consultant

Proxy Statement 2026	43

COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION PROGRAM STRUCTURE

We are committed to developing and implementing an executive compensation program that directly aligns the interests of our Named Executive Officers (NEOs) with the long-term interests of shareholders. To that end, the objectives of the company’s executive compensation program are to attract, motivate and retain talented executive officers who will improve the company’s performance and provide long-term strategic leadership. The majority of targeted total compensation for our NEOs is equity-based, vests over multiple years and is tied directly to long-term value creation for shareholders. NEO compensation is composed of three primary components:

BASE SALARY Competitive pay to attract and retain talented executives	ANNUAL INCENTIVE PLAN (AIP) An opportunity to earn an annual cash award based on the company’s financial performance and strategic business objectives

LONG-TERM INCENTIVE

A mix of performance-based restricted stock units (PRSUs), time-based restricted stock units (RSUs) and stock options to align management’s interests with long-term shareholders’ interests

Approximately 92 percent of our CEO’s 2025 total targeted compensation was variable and/or at-risk compensation, including 50 percent of long-term incentives delivered in the form of PRSUs with two equally-weighted performance metrics, Return on Invested Capital (ROIC) and relative Total Shareholder Return (rTSR) as compared to the S&P Capital Goods peer group, 25 percent delivered in the form of time-based RSUs, and 25 percent delivered in the form of stock options. See page 55 for additional information about the 2025 Long-Term Incentive (LTI) design.

2025 CEO COMPENSATION ELEMENTS (MR. CREED)(1)

(1)	Details of compensation elements can be found on page 45. Mr. Creed’s service as CEO began May 1, 2025.
*	50% of long-term incentives have performance-based vesting conditions.

44	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

BUSINESS PERFORMANCE AND RESULTS

Our centennial year marked a significant milestone and we achieved 2025 sales and revenues of $67.6 billion, the highest in Caterpillar’s history. Additionally, our total cumulative shareholder returns for the five-year period ended December 31, 2025, outperformed the S&P 500 and related indexes. In a dynamic environment, with net incremental tariff headwinds of $1.7 billion, we delivered adjusted operating profit margin(1) within the target range(2) at 17.2% and adjusted profit per share(3) of $19.06. We also generated robust Machinery, Power & Energy (MP&E) free cash flow(4) of $9.5 billion, allowing us to deploy $7.9 billion to shareholders through share repurchases and dividends during the year. Our backlog grew to a record level of $51 billion, an increase of $21 billion, or 71%, compared to 2024. Services revenues(5) totaled $24 billion in 2025. We are proud of our continued Dividend Aristocrat status, paying higher dividends for 32 consecutive years, and remain committed to returning substantially all MP&E free cash flow(4) over time.

Our key financial and business results for 2025 included the following:

TOTAL SHAREHOLDER RETURN

STRONG BALANCE SHEET AND CASH FLOW

OPERATING CASH FLOW

$11.7

BILLION

YEAR-END ENTERPRISE CASH BALANCE

$10.0

BILLION

$400
$300
$200
$100
$-
2020
2021
2022
2023
2024
2025
Caterpillar
S&P 500 Industrials Index
S&P 500 Index
S&P 500 Capital Goods Index

This graph shows the cumulative shareholder return assuming an investment of $100 on Dec. 31, 2020, and reinvestment of dividends issued thereafter.

SALES AND REVENUES	PROFITABLE GROWTH*

Enterprise Operating Profit[6] ($ in billions)

2024
$13.1
2025
$11.2

Enterprise Operating Profit Margin

2024
20.2%
2025
16.5%

Adjusted Profit Per Share[3]

2024
$21.90
2025
$19.06

(1)	Adjusted Operating Profit Margin is a non-GAAP measure and a reconciliation to the most directly comparable GAAP measure starts on page 82.
(2)	Target range based on 4Q 2023 Caterpillar earnings call. Caterpillar communicated an adjusted operating profit margin target range relative to the corresponding level of sales and revenues.
(3)	Adjusted Profit Per Share is a non-GAAP measure and a reconciliation to the most directly comparable GAAP measure starts on page 82.
(4)	MP&E free cash flow is a non-GAAP measure and a reconciliation to the most directly comparable GAAP measure starts on page 82.
(5)	MP&E Services Revenues include, but are not limited to, aftermarket parts and other service-related revenues and exclude most Financial Products’ revenues, discontinued products and captive dealer services.
(6)	Enterprise Operating Profit was used in determining performance under our Annual Incentive Plan for 2025.
*	Values in the Profitable Growth section include net incremental impact of tariffs of $1.7 billion.

Proxy Statement 2026	45

COMPENSATION DISCUSSION & ANALYSIS

PAY OUTCOMES DEMONSTRATE ALIGNMENT WITH COMPANY PERFORMANCE

Consistent with the CHRC’s pay-for-performance philosophy, business results were reflected in the resulting pay decisions made for our CEO and the other NEOs in 2025. Compensation outcomes for 2025 included the following items:

BASE SALARY	Named Executive Officers(1) (other than the new CEO and executive chairman) received an average base salary adjustment of 4.0% in April 2025.
ANNUAL INCENTIVE	Annual incentive awards for 2025 paid out, on average, at 114% of target.
LONG-TERM INCENTIVE	Based on a benchmark of the median LTI value for the company’s Compensation Peer Group, the 2025 total equity grant to the new CEO was set at approximately the 25th percentile of the compensation peer group and around the 50th percentile for the other NEOs.(2)

(1)	Excludes Ms. Pambianchi, who was hired on May 1, 2025
(2)	Long-Term Incentive grant sizing details are provided on page 56

CEO COMPENSATION

In 2025, the CHRC and the board approved the following compensation for Mr. Creed, our CEO:

■	Base salary: 21% increase to Mr. Creed’s base salary upon his appointment as CEO in May 2025.
■	Annual incentive award: annual incentive target award was set at 160% of his new CEO salary, aligned with the 25th percentile of the peer group. For 2025, Mr. Creed earned an annual incentive award equal to 1.18 times his target award. The earned award reflected strong company results against pre-determined performance goals, and was adjusted for tariffs as described on page 54.
■	Long-term incentive award: an annual long-term incentive award with a combined total grant value of $12.5 million. The size of the award was based on the 25th percentile value of long-term incentive awards of the company’s peer group, reflecting his relative tenure as CEO.

2025 Target*	2025 Actual**

$1.38 million
$2.48 million
$12.5 million
Long-Term Incentive

*	Target values include: salary of $1,500,000 (CEO base salary as of May 1, 2025); annual incentive of $2,100,617 (blended value including time as COO); LTI grant of $15,783,856 (median of Compensation Peer Group). Total Target Value: $19,384,473
**	Actual values include: salary of $1,383,510; annual incentive of $2,476,800; LTI grant of $12,500,000. Total Actual Value: $16,360,310. Actual value reflects compensation earned during 2025, including amounts earned while Mr. Creed served as chief operating officer prior to his appointment to CEO on May 1, 2025.

46	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

THE COMPENSATION PROCESS

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE (CHRC)

The CHRC is responsible for the executive compensation program design and decision-making process for NEO compensation. The CHRC conducts regular reviews of the company’s executive compensation practices, including the methodologies for setting NEO total compensation, the goals of the program and the underlying compensation philosophy. The independent compensation consultant provides recommendations and market data that the CHRC considers when making decisions, as appropriate, regarding NEO compensation based on the assessment of performance and achievement of company goals. The CHRC also exercises its judgment in setting NEO compensation as to what is in the best interests of the company and its shareholders.

COMPENSATION DECISIONS	Shareholder feedback	Recommendations and market data from independent compensation consultant	CHRC assessment of business climate and industry factors	Assessment of NEO performance and achievement of company goals	Clearly articulated compensation philosophy, with strong pay-for-performance alignment

COMPENSATION CONSIDERATIONS

The CHRC, with the support of its independent compensation consultant and management, considers many aspects of the company’s financial and operational performance and other factors when making executive compensation decisions including, but not limited to:

■	Market values for comparably situated executives among our peer group
■	Long-term shareholder value creation
■	Cyclical nature of the business
■	Performance relative to financial guidance provided throughout the year
■	Enterprise and business unit operational performance
■	Performance relative to peers and competitors
■	Historical absolute and relative performance
■	Key areas management can influence over the short- and long-term
■	Development and retention of top talent
■	Skills, experience and tenure of executive incumbents
■	Environmental, social & governance considerations

INDEPENDENT COMPENSATION CONSULTANT

The CHRC retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant during 2025. Meridian provides executive and director compensation consulting services, including advice regarding the design and implementation of compensation programs, market information, regulatory updates and analyses, and trends on executive compensation and benefits. Interactions between Meridian and management are generally limited to discussions on behalf of the CHRC or as required to fulfill requests at the CHRC’s direction. During 2025, Meridian did not provide any other services to the company. Based on these factors, the CHRC’s evaluation of Meridian’s independence pursuant to the requirements approved and adopted by the SEC and NYSE, and information provided by Meridian, the CHRC determined that the work performed by Meridian did not raise any conflicts of interest.

Proxy Statement 2026	47

COMPENSATION DISCUSSION & ANALYSIS

BENCHMARKING COMPENSATION TO PEERS

2025 COMPENSATION PEER GROUP

The CHRC regularly assesses the market competitiveness of the company’s executive compensation programs based on peer group data. The 2025 Compensation Peer Group was established based on the following criteria:

■	Companies deemed to be reasonably comparable in size, i.e., total sales and revenues and market capitalization
■	Competitors and industry segment
■	Potential sources for top talent
■	Global presence with a significant portion of revenues coming from non-U.S. operations
■	Geographic footprint

2025 Compensation Peer Group
3M Company	GE Vernova Inc.(1)
Archer-Daniels-Midland Company	General Electric Company
The Boeing Company	General Motors Company
Cisco Systems, Inc.	Halliburton Company
Cummins Inc.	Honeywell International Inc.
Deere & Company	Intel Corporation
Emerson Electric Co.	Johnson Controls International plc
FedEx Corporation	PACCAR Inc.
Ford Motor Company	RTX Corporation
(1)	In August 2024, the CHRC approved the addition of GE Vernova to the Compensation Peer Group. Otherwise, the 2025 Compensation Peer Group remained unchanged from the previous year.

BENCHMARKING METHODOLOGY

Market data provided by the independent consultant is sourced from the Aon Total Compensation Measurement Database, and size-adjusted to Caterpillar’s three-year average revenues using regression analysis to adjust for differences in the size of Caterpillar as compared to the peer companies for any given role. Each element of our NEOs’ compensation is then targeted to the median of the peer group and adjusted above or below based on performance. To the extent an NEO’s total actual compensation exceeds the peer group median, it is due to outstanding performance, experience, and demonstrated expertise. If an NEO’s compensation is below the median, it is generally due to underperformance against relevant metrics or reflective of an individual who is newer in his or her role.

CEO PERFORMANCE EVALUATION AND COMPENSATION

The board, excluding the CEO, annually conducts the CEO’s performance evaluation. Prior to the board’s evaluation of the CEO’s performance and its approval of CEO compensation, the CHRC makes a preliminary compensation recommendation to the board based on its initial evaluation and performance review of the CEO. The board then makes its final determination for CEO compensation.

48	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE COMPENSATION AND RISK MANAGEMENT

Each year, the CHRC assesses the company’s risk profile relative to the executive compensation program and confirms that its compensation programs and policies do not create or encourage excessive risks that are reasonably likely to have a material adverse impact on the company. Also, the CHRC has concluded that the total compensation structure for senior leadership does not inappropriately emphasize short-term stock price performance at the expense of longer-term value creation. In particular, long-term incentive awards, as a significant portion of total compensation, and target stock ownership guidelines which NEOs are required to maintain are structured to align management’s compensation with the principles of risk management by maintaining a focus on the long-term performance of the company.

NEO STOCK OWNERSHIP TARGET

The board has set a minimum Caterpillar stock ownership target for senior leaders in the organization, including all NEOs, to further strengthen the link between executive and shareholder interests.

CEO	Other NEOs
6X Base Salary	3X Base Salary

NEOs have a five-year period from their first grant date after appointment to meet the target and must maintain their target stock ownership while employed and for a post-employment period. Until an NEO has met the target, the NEO is precluded from disposing of shares. Once a NEO achieves the target, this restriction no longer applies unless a disposition would cause the NEO’s stock ownership to fall below the target.

For purposes of determining whether the target has been met, the following shares are considered:

■	Shares owned directly or indirectly by the NEO or the NEO’s spouse;
■	Shares held in trust for the benefit of the NEO, the NEO's spouse or the NEO’s children;
■	Share equivalents held within the company’s 401(k) savings plan;
■	Phantom shares under the company’s non-qualified deferred compensation plans.

Unvested restricted stock units, unvested performance restricted stock units and outstanding stock options, whether vested or unvested, are not considered.

As of the date of this proxy statement, all NEOs have met the target or are within the five-year accumulation period.

COMPONENTS OF EXECUTIVE COMPENSATION

NEOs receive a mix of fixed and variable compensation with a focus on long-term and performance-based components:

CEO	AVERAGE OF OTHER NEOs*

*	Average of Other NEOs excludes Mr. Umpleby (executive chairman)

Proxy Statement 2026	49

COMPENSATION DISCUSSION & ANALYSIS

BASE SALARY

Base salary is the only fixed component of NEO compensation. The CHRC targets base salaries at the size-adjusted median level of the peer group. Each NEO’s base salary is determined by the individual’s level of responsibility and historical performance with reference to the market median. Base salary increases, if any, are based on achievement of individual and company objectives, contributions to Caterpillar’s performance and culture, leadership accomplishments and a comparison to those in comparable positions at peer companies.

In May 2025, Mr. Creed’s salary was increased to $1.50 million in connection with his promotion to CEO. Mr. Umpleby’s salary was decreased to $1.20 million in connection with his transition from CEO and chairman to executive chairman.

Except as otherwise noted, salary adjustments for all NEOs were made effective April 1, 2025.

NEO Base Salary

Name	Dec 31, 2025	Dec 31, 2024
UMPLEBY(1)	$1,200,000	$1,825,000
CREED(2)	$1,500,000	$1,115,000
BONFIELD	$1,101,200	$962,700
DE LANGE	$934,500	$898,600
JOHNSON	$995,400	$957,100
PAMBIANCHI(3)	$850,000	$-
(1)	Transitioned to executive chairman in May 2025 and received a salary decrease at that time.
(2)	Promoted to CEO in May 2025 and received a salary increase at that time.
(3)	Hired on May 1, 2025.

ANNUAL INCENTIVE

2025 ANNUAL INCENTIVE PLAN DESIGN

The company’s Annual Incentive Plan (AIP) is designed to provide each NEO with the opportunity to earn an annual cash payout based on the short-term performance of the company and each NEO’s respective business. The AIP places a significant percentage of each NEO’s annual cash compensation at risk and aligns the interests of executives and shareholders.

For 2025, AIP measures and weightings remained unchanged from the prior year. Information about the 2025 measures, weightings and results can be found on page 50.

After review and consideration of relevant market data, the CHRC approved the AIP target opportunity for each NEO, as shown below. The target opportunity for Mr. Creed was increased from 130% to 160% in connection with his promotion to CEO, aligning it with the 25th percentile of the market. The target opportunity for Mr. Umpleby was decreased from 185% to 125% in connection with his transition from CEO and chairman to executive chairman. The target opportunities for all other NEOs remained unchanged from the prior year.

TARGET OPPORTUNITY	UMPLEBY 125%	CREED 160%	BONFIELD 115%	DE LANGE 115%	JOHNSON 115%	PAMBIANCHI 100%

As in prior years, the 2025 AIP design included two strategic objectives modifiers, Services Growth and ESG Strategy. The Services Growth modifier focuses on the execution of services revenue growth plans across the enterprise working with our independent dealer network. ESG Strategy prioritizes focus on climate-related objectives as an important element of how Caterpillar is strategically addressing evolving customer demand and stakeholder expectations for a range of ESG considerations. More information about the modifiers and the assessed performance levels can be found in the section entitled Strategic Objectives Modifiers found on page 53.

50	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

Each NEO's AIP 2025 payment was determined using the following formula:

The AIP target opportunities, performance measures and weightings, as well as the strategic objectives modifiers, were communicated to the NEOs at the beginning of the performance period. All NEOs participated in the AIP in 2025.

2025 ANNUAL INCENTIVE PERFORMANCE MEASURES AND RESULTS

For 2025, the CHRC approved the following annual incentive performance measures: (1) Enterprise Operating Profit, (2) Operating Profit After Capital Charge (OPACC) and (3) Services Revenues, along with the Strategic Objectives Modifiers, described on page 53, which were unchanged from the prior year. The company’s strong weighting on financial metrics is similar to typical market practice and the company’s use of non-financial modifiers is consistent with the majority of peers with non-financial metrics.

The largest portion of financial measures (ranging from 50 percent to 66 percent) of each NEO’s 2025 annual incentive opportunity was based on Enterprise Operating Profit, Enterprise OPACC and, where applicable, OPACC for their respective business. The remaining portion of each NEO’s annual incentive award opportunity was based on the Services Revenues metric for the enterprise or their respective businesses. Consistent with the Operating & Execution Model, Services Revenues align the company’s emphasis on the Services Growth strategy with variable incentive opportunity.

When establishing the performance targets for 2025, the CHRC reviewed the company’s business plan, historical performance, management recommendations and feedback provided by the independent compensation consultant. Targets were set for each of the performance measures at levels that were designed to be reasonably achievable with strong management performance. Maximum performance levels were designed to be difficult to achieve in light of historical performance and the company’s business forecast at the time the measures were approved. The business forecast includes consideration of market, economic and geopolitical factors. The performance measures were also weighted according to the company’s business priorities and the responsibilities of each NEO.

Proxy Statement 2026	51

COMPENSATION DISCUSSION & ANALYSIS

The charts below and the text that follows summarize the performance measures, weightings, strategic objectives modifiers, and results that the CHRC reviewed and approved for the 2025 annual incentive for each NEO.

DESCRIPTION OF PERFORMANCE MEASURES

PERFORMANCE MEASURE	DEFINITION	RATIONALE
ENTERPRISE OPERATING PROFIT	Enterprise Operating Profit measures the overall profitability of all of Caterpillar’s operations (including Machine, Power & Energy (MP&E) and Financial Products) before taxes, interest and other non-operating items. For AIP purposes, the Enterprise Operating Profit metric will be calculated as Caterpillar Consolidated Operating Profit excluding restructuring costs.	The CHRC approved Enterprise Operating Profit as a performance measure to incentivize management to enhance the overall profitability of the company. The CHRC believes that Enterprise Operating Profit is an important corporate metric for shareholders to be able to assess the financial health of the company.
ENTERPRISE OPERATING PROFIT AFTER CAPITAL CHARGE (OPACC)	Enterprise Operating Profit After Capital Charge (OPACC) measures how productively and efficiently Caterpillar is utilizing assets to generate shareholder value. For AIP purposes, Enterprise OPACC is calculated as MP&E adjusted operating profit excluding restructuring costs less the capital charge. For Enterprise OPACC, the capital charge equals average quarterly MP&E net assets multiplied by a pre-tax capital charge rate of 13 percent.	OPACC is designed to measure how productively and efficiently the company’s assets are being utilized by examining the relationship between the value of the company’s assets and the operating profit that those assets generate. An increase in OPACC means that the company’s management is utilizing assets more efficiently to generate shareholder value, which the CHRC views as key to Caterpillar’s long-term success.
SEGMENT OPERATING PROFIT AFTER CAPITAL CHARGE (OPACC)	For each segment, OPACC is calculated as segment profit less the capital charge. The capital charge is calculated as the average monthly net accountable assets multiplied by a pre-tax capital charge rate of 13 percent.	OPACC is designed to measure how productively and efficiently the company’s assets are being utilized by examining the relationship between the value of the company’s assets and the operating profit that those assets generate. An increase in OPACC means that the company’s management is utilizing assets more efficiently to generate shareholder value, which the CHRC views as key to Caterpillar’s long-term success.
SERVICES REVENUES	MP&E Services Revenues include, but are not limited to, aftermarket parts and other service-related revenues and exclude most Financial Products’ revenues, discontinued products and captive dealer services. Due to the competitively sensitive nature of this measure, the threshold, target and result levels have all been indexed and reported as such.	The CHRC approved Services Revenues as an important measure intended to further strengthen profitability realized by growth in aftermarket parts and services.

52	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

2025 ANNUAL INCENTIVE PERFORMANCE MEASURES, GOALS AND RESULTS

MEASURES

WEIGHTING

*	Adjusted for approved items.

Proxy Statement 2026	53

COMPENSATION DISCUSSION & ANALYSIS

STRATEGIC OBJECTIVES MODIFIERS

In addition to the financial performance measures included in the AIP, the CHRC identified strategic objectives to further focus management’s efforts on the company’s services growth and ESG strategy. These modifiers can result in a maximum adjustment of plus or minus 10% for each modifier (maximum aggregate adjustment of plus or minus 20%).

SERVICES GROWTH

In evaluating 2025 services growth, the CHRC considered quantitative and qualitative elements of performance, including:

■	MP&E Services Revenues(1) totaled $24 billion in 2025.
■	We continued to connect more assets, growing the fleet to over 1.6 million.
■	We made great progress in other initiatives, like condition monitoring prioritized service events, eCommerce sales and tech-enabled machines.
■	Cat Reman, our remanufacturing business, introduced over 200 new product offerings in 2025.
■	Our Digital and Technology initiatives, along with a growing installed base, position us well to increase services revenues towards our goal of $30 billion by 2030.
(1)	MP&E Services Revenues include, but are not limited to, aftermarket parts and other service-related revenues and exclude most Financial Products’ revenues, discontinued products and captive dealer services.

The CHRC determinations for the Services Growth modifier percentage allocated to each NEO are included in the 2025 Earned Incentive Payments chart found on page 54.

ESG STRATEGY

In 2025, the board’s Sustainability and other Public Policy Committee (SPPC) provided a qualitative and quantitative assessment of performance against sustainability goals and initiatives to the CHRC. The CHRC then evaluated the individualized contributions and determined the ESG modifier percentages allocated to each NEO. The CHRC’s determinations are found on page 54.

In evaluating 2025 ESG strategy, the CHRC considered quantitative and qualitative elements of performance, including:

■	Five of six quantitative objectives measured for progress toward Caterpillar’s 2030 sustainability goals were assessed as on target. Three of the six goals undergo independent, third-party limited assurance by ERM Certification and Verification Services, Inc. (ERMCVS).
■	Employee health and safety was assessed at less than target performance. Qualitative performance factors included continued integration of our refreshed safety strategy into processes and culture, highlighted by elevating Safety to one of Our Values in Action, advancing leader and employee capabilities in Human and Organizational Performance and energy-based safety principles, improving reporting of potential serious events, and strengthening contractor safety through proactive engagement.
■	Three of three qualitative elements were fulfilled in 2025.
■	Each segment contributed notable sustainability-related progress in their operating focus through the development of products and solutions to help customers achieve climate-related objectives. Highlights in 2025 included: the success of the Early Learner Program with multiple 793XE trucks in operation, a successful deployment of a fully hydrogen fueled 2.0 MW Combined Heat and Power facility with District Energy St. Paul, and continued learning on the fleet of battery electric Construction Industries product.
■	Qualitative elements also included fulfilling disclosure objectives to honor commitments publicly communicated for 2025, including our third annual TCFD report, and remaining on track to enhance internal controls for ESG data and regulatory reporting.

For more information about our progress toward our 2030 sustainability goals, please refer to Caterpillar’s annual Sustainability Report.

Caterpillar’s quantitative environmental (emissions and water) and safety data undergoes independent, third-party limited assurance by ERMCVS and the resulting assurance statement is included in our company’s annual Sustainability Report.

The information in our Sustainability Report is not incorporated by reference into, and does not form part of, this proxy statement.

54	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

2025 EARNED INCENTIVE PAYMENTS

In early 2026, the results for each performance measure noted above were converted into a performance factor, which was then multiplied by the NEO’s respective target opportunity and base salary to determine the amount before any adjustment.

Then, the CHRC, with input from the Sustainability and other Public Policy Committee (for ESG), assessed the individual contributions for each NEO against the two strategic objectives and applied a maximum adjustment of plus or minus 10% for each modifier (aggregate maximum adjustment of plus or minus 20%). The CHRC’s modifier decisions were then applied to determine the AIP payouts for each NEO.

The incremental tariffs announced in 2025 significantly impacted the company’s operating profit. These government actions were outside of management’s ability to anticipate, influence, or offset through normal business planning. Despite this external impact, the company delivered strong sales and revenues and meaningful year-over-year growth. These results demonstrated the strength of our end markets and our disciplined execution.

In evaluating the  2025 AIP results, the CHRC determined that the financial impact of tariffs did not fully reflect management performance. Consistent with its authority under the AIP and in alignment with its pay-for-performance philosophy, the CHRC adjusted AIP performance factors to moderate, although not fully neutralize, the impact of tariffs. The CHRC concluded that this balanced approach better aligned compensation with results within management’s control and was in the best interests of the company and its shareholders.

In calibrating its adjustment for the impact of tariffs, the CHRC largely set earned AIP between the pure formula outcome and a fully neutralized outcome:

■	Absent an adjustment for tariff impacts, Enterprise AIP achievement would have been 98% of target, while an earned award would have been 115% if the financial impact of tariffs were fully excluded. Enterprise AIP achievement was set at 107% for Mr. Umpleby, Mr. Creed, Mr. Bonfield and Ms. Pambianchi.
■	Similarly, Mr. De Lange’s segment would have achieved 91% of target including tariff impacts, or 104% excluding them; the CHRC set final achievement at 100%.
■	Ms. Johnson’s segment would have achieved 88% of target including tariff impacts, or 106% excluding them; the CHRC set final achievement at 97%.

The following are the 2025 earned annual incentive payments to the NEOs:

								Strategic Modifiers
	Base Salary(1)		Target Opportunity		Performance Factor (2)		Result(3)	Services Growth Adj. %	ESG Strategy Adj. %	Total Adj.%	$ Value Adj.		AIP Payment(3)
UMPLEBY	$1,411,644	X	125%(4)	X	1.07	=	$2,281,168	5%	5%	10%	$228,117	=	$2,509,300
CREED	$1,383,510	X	160%(5)	X	1.07	=	$2,251,547	5%	5%	10%	$225,155	=	$2,476,800
BONFIELD	$991,707	X	115%	X	1.07	=	$1,222,405	3%	5%	8%	$97,792	=	$1,320,200
DE LANGE	$925,648	X	115%	X	1.00	=	$1,062,094	3%	5%	8%	$84,967	=	$1,147,100
JOHNSON	$985,956	X	115%	X	0.97	=	$1,102,597	3%	6%	9%	$99,234	=	$1,201,900
PAMBIANCHI	$570,548	X	100%	X	1.07	=	$611,542	3%	5%	8%	$48,923	=	$660,500

(1)	All payments were calculated using a daily weighted average salary.
(2)	Incorporates CHRC discretionary action for partial relief of tariff impact.
(3)	May not recalculate exactly due to rounding. AIP Payments were rounded up to the nearest hundred.
(4)	Target Opportunity decreased from 185% to 125% on May 1 due to transition from CEO and chairman to executive chairman and results were prorated accordingly.
(5)	Target Opportunity increased from 130% to 160% on May 1 due to promotion to CEO and results were prorated accordingly.

Proxy Statement 2026	55

COMPENSATION DISCUSSION & ANALYSIS

LONG-TERM INCENTIVE

2025 DESIGN

The CHRC conducts an ongoing review of the company’s executive compensation program to ensure alignment of the LTI program with the interests of shareholders and market practices. The 2025 LTI design remained unchanged from the prior year.

2025 LTI DESIGN
Components	2025
Mix & Weighting	50% PRSUs 25% Time-Based RSUs 25% Stock Options
Performance Metrics	Two equally weighted PRSU metrics: Return on Invested Capital (ROIC) Relative Total Shareholder Return (rTSR)
PRSU Payout Opportunity	PRSU Leveraged Vesting/Payout with: Threshold (50%), Target (100%), Maximum (200%)

Performance-based restricted stock units (PRSUs) are subject to a three-year performance cycle. Any earned award is determined at the end of that cycle. Time-based restricted stock units (RSUs) and stock options vest annually in one-third increments beginning on the first anniversary of the grant date, with the stock options expiring ten years after grant. Dividend Equivalent Units (DEUs) accrue on unvested RSUs and PRSUs and will only vest to the extent the underlying units vest. DEUs settle in additional shares.

For the 2025   PRSU grants, the CHRC continued to use two equally weighted performance metrics: 50% measured on three-year average ROIC and 50% measured on annualized total shareholder return. Both metrics are measured over three full calendar years.

ROIC is a broadly used LTI metric amongst our peers. Moreover, ROIC and the corresponding need to deliver returns above the cost of capital are critical elements of long-term shareholder value creation. The ROIC target for the 2025 grant was set at a level that was designed to be reasonably achievable with strong management performance, with the maximum performance level designed to be difficult to achieve in light of historical performance and the company’s business forecast at the time the PRSU grant was made.

Relative TSR highlights shareholder returns (stock price appreciation and dividends) compared to the companies comprising the S&P Capital Goods index. This index includes a cross-section of approximately 50 large, global, manufacturing enterprises, including companies in the company’s compensation peer group. This index contains a robust sample of companies in similar industries or comparable capital intensity, which is reflective of the company’s investor base. The rTSR performance/reward structure is shown below. If results fall between specific goals, the associated payout will be determined by straight-line interpolation.

2025 rTSR Performance/Reward Structure

The company’s ROIC performance is reviewed annually, including for any one-time, non-operational or other special items that might impact the ROIC result. Although certain items may significantly impact the company’s reported financial results, they are not always indicative of the underlying operational performance of the company or its management. To that end, in its evaluation of the company’s ROIC result, the CHRC may use its discretion to make adjustments to align compensation outcomes with the operating performance of the company.

56	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

2025 GRANT SIZING

The CHRC follows a consistent process for sizing and awarding LTI grant values for NEOs, which is described below:

1	Benchmark the median LTI value for the company’s Compensation Peer Group.

2	Adjust award values above or below the median to reflect individual performance, including consistency of performance against goals, leadership contributions, time in role and other relevant factors.

2023–2025 PERFORMANCE RESTRICTED STOCK UNITS (PRSUs)

The 2023–2025  performance period was the last one with PRSUs that were composed of a single return on equity (ROE) metric. Adjustments were made to the ROE to exclude the impact of restructuring costs, pension and other post-employment benefits (OPEB) mark-to-market gains/losses resulting from plan remeasurements, a discrete tax benefit for a tax law change related to currency translation in 2024, and deferred tax valuation allowance adjustments. In each case, the CHRC determined that these adjustments were an appropriate use of its discretion and in the best interests of the company and its shareholders.

For the 2023 grant, the PRSUs were earned based on a three-year average adjusted ROE of 53.5%, which exceeded the goal of 18%. As a result, 100% of the PRSUs granted for the 2023–2025 award cycle were earned. The chart below describes the company’s ROE performance and results for the 2023–2025 performance period:

2023-2025 PRSUs

Proxy Statement 2026	57

COMPENSATION DISCUSSION & ANALYSIS

OTHER COMPENSATION, BENEFITS AND CONSIDERATIONS

POST-TERMINATION AND CHANGE IN CONTROL BENEFITS

Except for customary provisions in employee benefit plans and as required by applicable law, the NEOs do not have any pre-existing executive severance packages or contracts; however, the CHRC will consider the particular facts and circumstances of an NEO’s separation to determine whether payment of any severance or other benefit to such NEO is appropriate. Change in control benefits are provided under the company’s long-term and annual incentive plans and represent customary provisions for these types of plans and have no direct correlation with other compensation decisions. There is no cash severance or other benefits for a termination related to change in control beyond what is provided under the long-term and annual incentive plans.

The company’s change in control provisions are subject to a “double trigger” and, when both a change in control and involuntary termination of employment without cause occur, provide accelerated vesting and target payouts under the incentive plans, as described further below.

In the event of a qualifying termination of employment following a change in control, target payouts are provided under the incentive plans.

■	All unvested stock options, performance-based restricted stock units and restricted stock units vest immediately.
■	Stock options remain exercisable over the normal life of the grant.

The annual incentive plan allows for the target award opportunity, prorated based on the individual’s time of employment from the beginning of the performance period through the latter of: (1) the change in control or (2) termination of employment.

Additional information is disclosed in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

RETIREMENT AND OTHER BENEFITS

In addition to the annual and long-term components of compensation, NEOs participate in health and welfare benefit plans generally available to U.S.-based management and salaried employees to provide competitive benefits.

The defined contribution and defined benefit retirement plans available to the NEOs are also available to many U.S.-based management and salaried employees. Under the defined benefit pension plans, the benefit is calculated based on years of service and final average monthly earnings. All NEOs participate in one or more of the U.S. retirement plans described below:

Plan Type	Title	Description
	RETIREMENT INCOME PLAN (RIP)	Defined benefit pension plan under which benefit amounts are calculated based on years of service and final average monthly earnings and offer annuity payments. The Solar Turbines Incorporated Retirement Plan was closed to new entrants effective January 1, 1984, and on December 31, 2014, merged with and into RIP and is a supplement to RIP as of January 1, 2015. As a result, all references herein to “Solar RP” shall refer to benefits accrued under the Solar Turbines Incorporated Retirement Plan supplement to RIP. RIP was closed to new entrants effective January 1, 2011. Benefits were frozen for most participants at that time; however, a group of “Sunset” participants accrued benefits until the earlier of their separation from service or December 31, 2019. Sunset participants were hired prior to January 1, 2003, and were age 40 or more as of December 31, 2010. Mr. Umpleby earned benefits under Solar RP through December 31, 2019; Mr. Creed earned benefits under RIP through December 31, 2010.
	SOLAR MANAGERIAL RETIREMENT OBJECTIVE PLAN (MRO)	Non-qualified defined benefit pension plan that works in tandem with the Solar RP supplement to RIP. MRO pays an additional benefit that would otherwise have been paid under Solar RP if cash incentive awards were taken into account under Solar RP. MRO also provides additional pension benefits if the Solar RP benefit is limited due to certain compensation and annual benefit limits imposed on RIP by the tax code. Mr. Umpleby earned benefits under MRO through December 31, 2019.
	CATERPILLAR 401(k) SAVINGS PLAN (401(k) PLAN)	All NEOs participate in the 401(k) Plan under which the company matches 100 percent of the first six percent of eligible pay contributed by the participant, and the company makes an annual non-elective contribution equal to three, four or five percent of eligible pay based on the employee’s age and years of service with the company.
	SUPPLEMENTAL DEFERRED COMPENSATION PLAN (SDCP)	All NEOs also participate in SDCP, which provides the opportunity to make deferrals of base salary in excess of the limits imposed on the 401(k) Plan by the Internal Revenue Code and to elect deferrals from the AIP. Under the terms of SDCP, participants are eligible to earn matching contributions and annual non-elective contributions based on formulas applicable to them in the 401(k) Plan.
	SUPPLEMENTAL (SEIP) AND DEFERRED (DEIP) EMPLOYEES’ INVESTMENT PLAN	NEOs meeting eligibility requirements prior to March 25, 2007, were previously eligible to participate in SEIP and DEIP. These plans were closed in March 2007. Compensation deferred into SEIP and DEIP prior to January 1, 2005, remains in these plans. Mr. Umpleby maintains balances in these plans.

58	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

LIMITED PERQUISITES

The company provides NEOs a limited number of perquisites that the CHRC believes are reasonable and consistent with the overall compensation program and those commonly provided in the marketplace. These perquisites are intended to provide for the security and safety of our executives as well as to allow additional time to devote to Caterpillar business. Perquisites include executive physicals, financial planning and tax preparation services, home and personal security, and limited personal use of ground transportation and company aircraft. The costs associated with these perquisites are outlined on page 61.

2025 CEO SUCCESSION

Effective May 1, 2025, Joe Creed assumed the role of CEO and Jim Umpleby transitioned to the role of executive chairman. In connection with these leadership changes, the board of directors approved certain changes to Mr. Creed’s and Mr. Umpleby’s respective compensation. Mr. Creed’s new base salary, AIP target opportunity and LTI award value were set consistently with a new CEO and thus somewhat below market median and also below Mr. Umpleby’s final compensation as CEO. In general, Mr. Creed will participate in the same benefit plans as Mr. Umpleby and receive the same perquisites, as outlined in greater detail above. Mr. Umpleby’s base salary and AIP target opportunity were adjusted to reflect his reduced responsibilities and, accordingly, set below that of the new CEO. The following chart summarizes the compensation components for Mr. Creed and Mr. Umpleby effective May 1, 2025.

COMPENSATION COMPONENT	Creed	Umpleby
Salary	$1,500,000	$1,200,000
Annual Incentive	160% of salary	125% of salary
Promotional Equity Award(1)	$5,500,000	-
(1)	Mr. Creed received an equity award upon his promotion to CEO, in addition to his annual grant in March 2026, when he was chief operating officer. This amount is included in the $12.5 million total LTI value referenced in the CEO Compensation on page 45, and follows the same design as outlined under 2025 LTI design on page 55.

APPOINTMENT OF CHRISTY PAMBIANCHI

Christy Pambianchi was hired as Caterpillar’s chief human resources officer on May 1, 2025. As a component of her recruitment to join the company, Ms. Pambianchi was awarded a cash sign-on bonus of $450,000 and a PRSU grant valued at $5,500,000 (to offset forfeited equity from her prior employer), aligned to the 2025–2027 performance period and metrics outlined under 2025 Design on page 55. Ms. Pambianchi also received a 2025 LTI award grant comprised of time-vested RSUs valued at $675,000, non-qualified stock options valued at $675,000 and PRSUs valued at $1,350,000.

CLAWBACK POLICY

The Caterpillar Inc. Incentive Compensation Clawback Policy (Policy) provides that the company will seek to recover (subject to limited exceptions) any erroneously awarded incentive-based compensation, on a non-fault basis, received by a “covered officer” (which includes current and former NEOs) during the three-year period preceding any date on which we must prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. The policy operates in addition to the compensation clawback provision of the company’s Guidelines on Corporate Governance Issues, which provides that if the board learns of misconduct by any officer that contributed to the company having to prepare an accounting restatement for any reason, it will take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate based on all relevant facts and circumstances, take appropriate remedial action against the officer.

NO HEDGING OR PLEDGING

The company’s insider trading policy prohibits directors, officers and employees from engaging in hedging transactions, holding company securities in a margin account or otherwise pledging company securities.

Proxy Statement 2026	59

COMPENSATION DISCUSSION & ANALYSIS

POLICIES AND PRACTICES RELATED TO THE GRANTS OF CERTAIN EQUITY AWARDS

In conjunction with promoting high ethical standards for the distribution of equity-based incentives, the CHRC has an established practice of granting stock options to all eligible employees on a predetermined schedule, specifically the first Monday of March of each year (other than in limited circumstances such as newly hired or promoted employees). The CHRC’s practice of setting options grant dates on a predetermined schedule is designed to avoid the possibility that the company could grant stock option awards prior to the release of material, non-public information that is likely to result in an increase in its stock price or delay the grant of stock option awards until after the release of material, non-public information that is likely to result in a decrease in the company’s stock price. Exercise prices of stock options, when granted, are generally set at, and cannot be lower than, the closing price per share of the company’s common stock on the NYSE on the day of grant. During fiscal year 2025, (1) none of the company’s NEOs were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material non-public information, and ending one business day after the filing or furnishing of such reports, and (2) the company did not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The CHRC has reviewed and discussed the Compensation Discussion & Analysis (CD&A) included in this proxy statement with management and is satisfied that the CD&A fairly and completely represents the philosophy, intent and actions of the CHRC with regard to executive compensation. Based on such review and discussion, we recommend to the board that the CD&A be included in this proxy statement and the company’s annual report on Form 10-K for filing with the SEC.

By the members of the Compensation and Human Resources Committee:

Rayford Wilkins, Jr., Chair
Gerald Johnson
Nazzic S. Keene
Judith F. Marks

60	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

2025 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total Compensation	Total Without Change in Pension Value(6)
D. JAMES UMPLEBY III(7) Executive Chairman	2025	$1,414,583	$—	$13,080,611	$4,227,829	$2,509,300	$—	$959,173	$22,191,496	$22,191,496
	2024	$1,811,250	$—	$14,079,975	$4,125,037	$4,363,800	$—	$881,234	$25,261,296	$25,261,296
	2023	$1,752,500	$—	$8,499,949	$8,500,034	$5,733,900	$—	$1,343,949	$25,830,332	$25,830,332
JOSEPH E. CREED(7) CEO	2025	$1,381,892	$—	$9,538,484	$3,101,117	$2,476,800	$—	$509,784	$17,008,077	$17,008,077
	2024	$1,115,000	$—	$5,973,437	$1,749,968	$1,887,700	$—	$404,460	$11,130,565	$11,130,565
	2023	$819,092	$—	$2,199,975	$2,199,962	$1,771,700	$—	$253,746	$7,244,475	$7,244,475
ANDREW R. J. BONFIELD CFO	2025	$991,575	$—	$3,662,325	$1,183,771	$1,320,200	$—	$289,828	$7,447,699	$7,447,699
	2024	$953,450	$—	$4,095,869	$1,200,047	$1,434,400	$—	$291,731	$7,975,497	$7,975,497
	2023	$916,800	$—	$2,650,027	$2,649,989	$1,902,000	$—	$241,123	$8,359,939	$8,359,939
BOB DE LANGE Group President	2025	$925,525	$—	$2,765,492	$893,866	$1,147,100	$—	$288,692	$6,020,675	$6,020,675
	2024	$889,950	$—	$5,157,307	$924,982	$1,299,200	$—	$285,416	$8,556,855	$8,556,855
	2023	$855,700	$—	$2,199,975	$2,199,962	$1,651,200	$—	$305,254	$7,212,091	$7,212,091
DENISE C. JOHNSON Group President	2025	$985,825	$—	$2,765,492	$893,866	$1,201,900	$—	$305,268	$6,152,351	$6,152,351
	2024	$947,900	$—	$5,157,307	$924,982	$1,374,500	$—	$311,808	$8,716,497	$8,716,497
	2023	$911,450	$—	$2,199,975	$2,199,962	$1,874,200	$—	$312,957	$7,498,544	$7,498,544
CHRISTY M. PAMBIANCHI CHRO	2025	$566,667	$450,000	$7,907,120	$692,171	$660,500	$—	$398,458	$10,674,916	$10,674,916
(1)	The amounts reported in this column represent RSUs and PRSUs granted in 2025 under the Caterpillar Inc. 2023 Long-Term Incentive Plan (LTIP), which are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, assuming the target level of performance is achieved for the PRSUs, which at the time of grant reflected the probable level of achievement. Assumptions made in the calculation of these amounts are included in Note 3 “Stock-based compensation” to the company’s consolidated financial statements for the fiscal year ended December 31, 2025, included in the company’s Form 10-K filed with the SEC on February 13, 2026.
(2)	The amounts reported in this column represent non-qualified stock options granted under the LTIP that are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions made in the calculation of these amounts are included in Note 3 “Stock-based compensation” to the company’s consolidated financial statements for the fiscal year ended December 31, 2025, included in the company’s Form 10-K filed with the SEC on February 13, 2026.
(3)	The amounts in this column reflect the AIP payments for 2025, paid in 2026.
(4)	No NEO receives preferential or above market earnings on nonqualified deferred compensation. Amounts above reflect the actuarial present value of the NEO’s change in accrued benefit under all defined benefit pension plans year over year using the pension plan measurement dates for financial statement reporting purposes. See Retirement and Other Benefits on page 57 for descriptions of the pension plans, and the 2025 Pension Benefits table and related footnotes on page 67 for the present value of each NEO’s accumulated pension benefits and information regarding actuarial assumptions used.
(5)	All Other Compensation detail for 2025 is shown in a separate table appearing on the next page.
(6)	To demonstrate how year-over-year changes in pension value impact total compensation, as determined under SEC rules, we have included this column to show total compensation without pension value changes. The amounts reported in this column are calculated by subtracting the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column, from the amounts reported in the Total Compensation column. To the extent amounts reported in this column differ from the amounts reported in the Total Compensation column, they are not a substitute for the amounts reported in the Total Compensation column.
(7)	Effective May 1, 2025, Mr. Umpleby transitioned from CEO and chairman, and Mr. Creed was promoted to CEO.

Proxy Statement 2026	61

COMPENSATION DISCUSSION & ANALYSIS

2025 ALL OTHER COMPENSATION TABLE

Name	Company Contributions 401(k)	Company Contributions SDCP	Corporate Aircraft/ Transportation(1)	Personal Security(2)	Other(3)	Total All Other Compensation
D. JAMES UMPLEBY III	$38,083	$685,711	$210,368	$7,780	$17,231	$959,173
JOSEPH E. CREED	$38,738	$302,261	$88,197	$68,826	$11,762	$509,784
ANDREW R. J. BONFIELD	$38,427	$250,081	$182	$1,138	$—	$289,828
BOB DE LANGE	$37,984	$222,291	$74	$10,548	$17,795	$288,692
DENISE C. JOHNSON	$38,693	$244,475	$—	$4,020	$18,080	$305,268
CHRISTY M. PAMBIANCHI	$16,750	$—	$177	$—	$381,531	$398,458
(1)	Values in this column include the value of personal aircraft usage based on Caterpillar’s incremental cost per flight hour, including the weighted average variable operating cost of fuel, oil, aircraft maintenance, landing and parking fees, related ground transportation, catering and other smaller variable costs. The CHRC has authorized personal use of corporate aircraft by Mr. Umpleby and Mr. Creed without reimbursement up to an annual incremental cost to the company of $275,000 per executive. Any incremental costs in excess of that amount in a given year must be reimbursed to the company by the executive in accordance with the terms of his aircraft time-sharing agreement. The 2025 amount listed includes personal use of corporate aircraft as follows: Mr. Umpleby, $207,489; Mr. Creed, $76,362; Mr. Bonfield, $108; Mr. De Lange, $74; Ms. Pambianchi, $177. Values in this column also include the value of personal use of executive ground transportation service based on Caterpillar’s incremental cost per mile and trip hour, or as invoiced by a third-party service provider. The 2025 amount listed includes personal ground transportation usage as follows: Mr. Umpleby, $2,879; Mr. Creed, $11,835; Mr. Bonfield, $74.
(2)	Amounts reported for personal security include the cost for services provided by outside security providers for installation, monitoring and maintenance of home security and smart home services and for reputation and identity theft protection. The incremental cost associated with the security services is determined based upon the amounts paid to these outside service providers.
(3)	Values in this column include the cost for executive physicals and financial planning and tax preparation services. The incremental cost associated with these services is determined based upon the amounts paid to the approved service providers.
The value in this column for Ms. Pambianchi also includes relocation benefits of $372,469 (including a tax gross-up of $52,780). Ms. Pambianchi relocated to the Irving, Texas, area when she was hired by the company. She was subject to the same policies and received the same benefits as other U.S.-based management employees who experienced a U.S. domestic relocation for the company. The incremental cost for the relocation benefits is determined based on the actual costs or charges incurred.

62	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

GRANTS OF PLAN-BASED AWARDS IN 2025

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
D. JAMES UMPLEBY III	3/3/2025	2/12/2025				12,733	25,466	50,932	—	—	$—	$8,852,746
	3/3/2025	2/12/2025							12,733	—	$—	$4,227,865
	3/3/2025	2/12/2025							—	39,915	$332.04	$4,227,829
	AIP (6)		1,064,127	2,128,253	4,256,507
JOSEPH E. CREED	3/3/2025	2/12/2025				5,093	10,186	20,372	—	—	$—	$3,540,959
	3/3/2025	2/12/2025							5,093	—	$—	$1,691,080
	3/3/2025	2/12/2025							—	15,966	$332.04	$1,691,131
	5/9/2025	4/9/2025				4,330	8,660	17,320	—	—	$—	$2,896,510
	5/9/2025	4/9/2025							4,330	—	$—	$1,409,935
	5/9/2025	4/9/2025							—	13,086	$325.62	$1,409,986
	AIP (6)		1,050,309	2,100,617	4,201,235
ANDREW R. J. BONFIELD	3/3/2025	2/12/2025				3,565	7,130	14,260	—	—	$—	$2,478,602
	3/3/2025	2/12/2025							3,565	—	$—	$1,183,723
	3/3/2025	2/12/2025							—	11,176	$332.04	$1,183,771
	AIP (6)		570,231	1,140,463	2,280,926
BOB DE LANGE	3/3/2025	2/12/2025				2,692	5,384	10,768	—	—	$—	$1,871,640
	3/3/2025	2/12/2025							2,692	—	$—	$893,852
	3/3/2025	2/12/2025								8,439	$332.04	$893,866
	AIP (6)		532,248	1,064,495	2,128,990
DENISE C. JOHNSON	3/3/2025	2/12/2025				2,692	5,384	10,768		—	$—	$1,871,640
	3/3/2025	2/12/2025							2,692	—	$—	$893,852
	3/3/2025	2/12/2025								8,439	$332.04	$893,866
	AIP (6)		566,925	1,133,850	2,267,699
CHRISTY M. PAMBIANCHI	5/9/2025	4/8/2025				10,786	21,571	43,142	—	—	$—	$7,214,852
	5/9/2025	4/8/2025							2,126	—	$—	$692,268
	5/9/2025	4/8/2025							—	6,424	$325.62	$692,171
	AIP (6)		285,274	570,548	1,141,096

Proxy Statement 2026	63

COMPENSATION DISCUSSION & ANALYSIS

(1)	The amounts reported represent estimated potential awards under the 2025 AIP.
(2)	The amounts reported represent estimated potential awards under the LTIP. PRSUs were granted on March 3, 2025 and May 9, 2025, under the LTIP for the 2025-2027 performance period. PRSUs vest at the end of the three-year performance period to the extent that the company achieves the performance goals. Please refer to page 55 of the CD&A for a detailed explanation of the performance metrics and payout opportunity.
(3)	The amounts reported in this column represent restricted stock units granted under the LTIP. RSUs granted on March 3, 2025 vest in one-third increments on March 3, 2026, March 3, 2027, and March 3, 2028. RSUs granted on May 9, 2025 vest in one-third increments on May 9, 2026, March 3, 2027, and March 3, 2028.
(4)	The amounts reported in this column represent stock options granted under the LTIP. The exercise price for the stock options granted to the NEOs on March 3, 2025 is the closing price of Caterpillar stock on the grant date and will vest in one-third increments on March 3, 2026, March 3, 2027, and March 3, 2028. The exercise price for the stock options granted on May 9, 2025 is the closing price of Caterpillar stock on the grant date and will vest in one-third increments on May 9, 2026, March 3, 2027, and March 3, 2028.
(5)	The amounts shown do not reflect realized compensation by the NEO. As reported in this column, the value of stock options and RSUs granted in 2025 are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and the value of PRSUs granted in 2025 and under the LTIP are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, assuming the target level of performance is achieved for the PRSUs, which at the time of the grant reflected the probable level of achievement.
(6)	The 2025 AIP estimates shown are based on each executive's base salary for 2025. The actual payout was based on the achievement of corporate and business unit performance metrics and the Strategic Objectives Modifiers. Please refer to page 51 of the CD&A for a detailed explanation of the various performance metrics. Annual payments to each NEO under AIP are limited by a plan cap of $15 million. The cash payouts for the 2025 plan year are included in the column “Non-Equity Incentive Plan Compensation” of the “ 2025 Summary Compensation Table.”

64	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END

Option Awards						Stock Awards
								Equity Incentive Plan Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date(1)	Number of Shares or Units of Stock that have not Vested(2)	Market Value of Shares or Units of Stock that have not Vested(3)	Number of Unearned Shares, Units or other Rights that have not Vested(4)		Market or Payout Value of Unearned Share, Units or other Rights that have not Vested(3)
	Grant Date	Exercisable	Unexercisable
D. JAMES UMPLEBY III	3/1/2021	155,411	—	$219.76	3/1/2031	—	$—	—		$—
	3/7/2022	43,526	—	$196.70	3/7/2032	—	$—	—		$—
	3/6/2023	—	—	$—		—	$—	34,986	(5)	$20,042,430
	3/6/2023	74,771	37,385	$253.98	3/6/2033	—	$—	—		$—
	3/4/2024	—	—	$—		8,329	$4,771,434	—		$—
	3/4/2024	—	—	$—		—	$—	49,978	(6)	$28,630,897
	3/4/2024	13,187	26,374	$338.65	3/4/2034	—	$—	—		$—
	3/3/2025	—	—	$—		12,865	$7,369,973	—		$—
	3/3/2025	—	—	$—		—	$—	51,460	(7)	$29,479,890
	3/3/2025	—	39,915	$332.04	3/3/2035	—	$—	—		$—
JOSEPH E. CREED	3/1/2021	44,403	—	$219.76	3/1/2031	—	$—	—		$—
	3/7/2022	35,788	—	$196.70	3/7/2032	—	$—	—		$—
	3/6/2023	—	—	$—		—	$—	9,055	(5)	$5,187,338
	3/6/2023	19,352	9,676	$253.98	3/6/2033	—	$—	—		$—
	3/4/2024	—	—	$—		3,534	$2,024,523	—		$—
	3/4/2024	—	—	$—		—	$—	21,202	(6)	$12,145,990
	3/4/2024	5,595	11,188	$338.65	3/4/2034	—	$—	—		$—
	3/3/2025	—	—	$—		5,146	$2,947,989	—		$—
	3/3/2025	—	—	$—		—	$—	20,584	(7)	$11,791,956
	3/3/2025	—	15,966	$332.04	3/3/2035	—	$—	—		$—
	5/9/2025	—	—	$—		4,375	$2,506,306	—		$—
	5/9/2025	—	—	$—		—	$—	17,500	(7)	$10,025,225
	5/9/2025	—	13,086	$325.62	5/9/2035	—	$—	—		$—
ANDREW R. J. BONFIELD	3/6/2023	—	—	$—		—	$—	10,907	(5)	$6,248,293
	3/6/2023	—	11,655	$253.98	3/6/2033	—	$—	—		$—
	3/4/2024	—	—	$—		2,423	$1,388,064	—		$—
	3/4/2024	—	—	$—		—	$—	14,540	(6)	$8,329,530
	3/4/2024	3,837	7,672	$338.65	3/4/2034	—	$—	—		$—
	3/3/2025	—	—	$—		3,602	$2,063,478	—		$—
	3/3/2025	—	—	$—		—	$—	14,408	(7)	$8,253,911
	3/3/2025	—	11,176	$332.04	3/3/2035	—	$—	—		$—

Proxy Statement 2026	65

COMPENSATION DISCUSSION & ANALYSIS

Option Awards						Stock Awards
								Equity Incentive Plan Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date(1)	Number of Shares or Units of Stock that have not Vested(2)	Market Value of Shares or Units of Stock that have not Vested(3)	Number of Unearned Shares, Units or other Rights that have not Vested(4)		Market or Payout Value of Unearned Share, Units or other Rights that have not Vested(3)
	Grant Date	Exercisable	Unexercisable
BOB DE LANGE	3/5/2018	20,512	—	$151.12	3/5/2028	—	$—	—		$—
	3/4/2019	48,034	—	$138.35	3/4/2029	—	$—	—		$—
	3/2/2020	71,210	—	$127.60	3/2/2030	—	$—	—		$—
	3/1/2021	44,403	—	$219.76	3/1/2031	—	$—	—		$—
	3/7/2022	35,788	—	$196.70	3/7/2032	—	$—	—		$—
	3/6/2023	—	—	$—		—	$—	9,055	(5)	$5,187,338
	3/6/2023	19,352	9,676	$253.98	3/6/2033	—	$—	—		$—
	1/12/2024	—	—	$—		5,319	$3,047,096	—		$—
	3/4/2024	—	—	$—		1,867	$1,069,548	—		$—
	3/4/2024	—	—	$—		—	$—	11,208	(6)	$6,420,727
	3/4/2024	2,957	5,914	$338.65	3/4/2034	—	$—	—		$—
	3/3/2025	—	—	$—		2,720	$1,558,206	—		$—
	3/3/2025	—	—	$—		—	$—	10,880	(7)	$6,232,826
	3/3/2025	—	8,439	$332.04	3/3/2035	—	$—	—		$—
DENISE C. JOHNSON	3/1/2021	45,291	—	$219.76	3/1/2031	—	$—	—		$—
	3/7/2022	35,788	—	$196.70	3/7/2032	—	$—	—		$—
	3/6/2023	—	—	$—		—	$—	9,055	(5)	$5,187,338
	3/6/2023	19,352	9,676	$253.98	3/6/2033	—	$—	—		$—
	1/12/2024	—	—	$—		5,319	$3,047,096	—		$—
	3/4/2024	—	—	$—		1,867	$1,069,548	—		$—
	3/4/2024	—	—	$—		—	$—	11,208	(6)	$6,420,727
	3/4/2024	2,957	5,914	$338.65	3/4/2034	—	$—	—		$—
	3/3/2025	—	—	$—		2,720	$1,558,206	—		$—
	3/3/2025	—	—	$—		—	$—	10,880	(7)	$6,232,826
	3/3/2025	—	8,439	$332.04	3/3/2035	—	$—	—		$—
CHRISTY M. PAMBIANCHI	5/9/2025	—	—	$—		2,148	$1,230,525	—		$—
	5/9/2025	—	—	$—		—	$—	43,590	(7)	$24,971,403
	5/9/2025	—	6,424	$325.62	5/9/2035	—	$—	—		$—

66	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

(1)	Stock options granted in 2023, 2024 and 2025 are exercisable in one-third increments on each of the first through third year anniversaries of the date of grant for all NEOs. Stock options granted on May 9, 2025 are exercisable in one-third increments on May 9, 2026, March 3, 2027, and March 3, 2028. Stock options expire ten years from the grant for an active employee.
(2)	The amounts shown include the portion of any RSU grants that were not vested as of December 31, 2025. The grants provide for DEUs to accrue on unvested RSUs when a dividend is paid by the company. The amount shown includes any applicable DEUs accrued as of December 31, 2025 (rounded to the nearest whole unit). RSUs granted on January 12, 2024 vest in 25%-25%-50% increments on each of the first through third year anniversaries of the date of grant. RSUs granted on March 4, 2024 and March 3, 2025 vest in one-third increments on each of the first through third year anniversaries of the date of grant for all NEOs. RSUs granted on May 9, 2025 vest in one-third increments on May 9, 2026, March 3, 2027, and March 3, 2028.
(3)	Market value is based on the number of RSUs or PRSUs, including DEUs, that have not vested (rounded to the nearest whole unit), multiplied by $572.87, the closing price of Caterpillar's common stock on December 31, 2025.
(4)	The amounts shown include the portion of any PRSU grants that were not vested as of December 31, 2025. The grants provide for DEUs to accrue on unvested PRSUs when a dividend is paid by the company. The amount shown includes any applicable DEUs accrued as of December 31, 2025 (rounded to the nearest whole unit). PRSUs vest at the close of the three-year performance period, if, and to the extent that, the performance criteria are satisfied in the period.
(5)	This amount represents the PRSUs that vested based on the achievement of an average ROE performance hurdle over the three-year performance period ending December 31, 2025. The company achieved the ROE performance goal and, accordingly, the PRSUs vested and the shares were released February 11, 2026.
(6)	This amount represents the PRSUs that are scheduled to vest in 2027 following the end of the performance period, based on the company’s achievement of a the applicable performance goals over the three-year performance period. The number of PRSUs reported in this table assumes maximum (200%) achievement of the aggregate ROIC and rTSR performance goals for the three-year performance period ending December 31, 2026.
(7)	This amount represents the PRSUs that are scheduled to vest in 2028 following the end of the performance period, based on the company’s achievement of the applicable performance goals over the three-year performance period. The number of PRSUs reported in this table assumes maximum (200%) achievement of the aggregate ROIC and rTSR performance goals for the three-year performance period ending December 31, 2027.

Proxy Statement 2026	67

COMPENSATION DISCUSSION & ANALYSIS

2025 OPTION EXERCISES AND STOCK VESTED

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
D. JAMES UMPLEBY III	—	$—	40,250	$14,444,390
JOSEPH E. CREED	—	$—	11,651	$4,160,355
ANDREW R. J. BONFIELD	37,497	$6,902,462	12,974	$4,660,812
BOB DE LANGE	20,000	$8,231,793	12,575	$4,517,245
DENISE C. JOHNSON	—	$—	12,575	$4,517,245
CHRISTY M. PAMBIANCHI	—	$—	—	$—
(1)	The number of shares acquired on exercise represents the total number of options exercised before taking into account any shares withheld to cover applicable tax obligations or the exercise price. Value realized on exercise is calculated by multiplying the options exercised by the difference between the price of our common stock at the time of exercise and the exercise price.
(2)	The number of shares acquired on vesting represents the number of RSUs and PRSUs released upon vesting before taking into account any shares withheld to cover applicable tax obligations. Value realized on vesting is calculated by multiplying the number of vested RSUs and PRSUs by the average of the high and low market price of our common stock on the vesting date.

2025 PENSION BENEFITS

Name	Plan Name(1)	Number of Years of Credited Service(2)	Present Value of Accumulated Benefit(3,4)	Payments During Last Fiscal Year
D. JAMES UMPLEBY III	RIP - Solar RP	25	$2,395,482	$—
	Solar MRO	25	$27,399,257	$—
JOSEPH E. CREED	RIP	13.58	$238,296	$—
ANDREW R. J. BONFIELD	—	—	$—	$—
BOB DE LANGE	—	—	$—	$—
DENISE C. JOHNSON	—	—	$—	$—
CHRISTY M. PAMBIANCHI	—	—	$—	$—
(1)	Upon his initial hire with Solar Turbines Inc, a wholly owned subsidiary of Caterpillar, on July 7, 1980, Mr. Umpleby became eligible to participate in the Solar Turbines Inc. Retirement Plan (Solar RP) and the Solar Turbines Incorporated Managerial Retirement Objective Plan (Solar MRO). Mr. Creed participates in the Caterpillar, Inc. Retirement Income Plan (RIP). The Solar RP was merged into RIP as of January 1, 2015; however, all benefit and eligibility provisions of Solar RP remain unchanged. The RIP is a noncontributory U.S. qualified defined benefit pension plan and the Solar MRO is a U.S. non-qualified pension plan. Mr. Bonfield, Mr. De Lange, Ms. Johnson and Ms. Pambianchi do not participate in a pension plan.
(2)	Mr. Umpleby has more than 45 years of service with the company and meets the normal retirement eligibility requirement of age 65 with at least five years of service. The Solar RP was merged into RIP as of January 1, 2015; however, all benefit and eligibility provisions of Solar RP remain unchanged. The total benefit formula for the Solar RP is 60 percent of final average salary minus 65 percent of the monthly Social Security benefit prorated for years of service less than 25. Final average salary is the average base salary for the highest consecutive 36-month period during the 120-month period prior to the determination date. The Solar MRO provides a benefit under the same benefit formula but includes base salary and cash incentive compensation. Amounts payable under both Solar RP and Solar MRO are based upon a maximum of 25 years of service.
Mr. Creed has more than 28 years of service with the company. The Traditional benefit formula for the RIP is 1.5 percent of final average salary times years of service as of the freeze date of the plan (up to 35). Final average salary is the average base and cash incentive compensation for the 5 highest 12-month periods during the 120-month period prior to the determination date. Mr. Creed does not currently meet early retirement eligibility criteria as defined under RIP but would be eligible upon attainment of 30 years of service or age 55, whichever comes first.
The NEOs’ annual retirement income benefits under RIP are restricted by the Internal Revenue Code limitations and the excess benefit is paid from the Solar MRO for Mr. Umpleby. Solar MRO is not funded.
(3)	The present value of accumulated benefits payable is determined assuming commencement on the NEO’s earliest unreduced retirement date using a discount rate of 5.26% and the PRI-2012 White Collar separate annuitant and non-annuitant mortality table with a load factor of 95.2% and projected forward using Scale MP-2021 fully generational. Mr. Umpleby satisfies the plans’ unreduced normal retirement criteria, attainment of age 65 with at least 5 years of service. Mr. Creed does not satisfy unreduced early retirement criteria; his benefit is valued at his normal retirement age.
(4)	Mr. Umpleby’s pension benefit is based on the average of the highest consecutive 36 months of pensionable earnings in the 120-month period prior to the determination date of December 31, 2019, the date on which the Solar RP and Solar MRO were frozen for all sunset employees. Mr. Creed’s pension benefit under RIP is based on the average of the 5 highest 12-month periods within the 120-month period preceding the determination date of December 31, 2010, the date on which RIP was frozen for all non-sunset employees. Pensionable earnings under these plans include base salary and cash incentive compensation. Although Mr. Umpleby and Mr. Creed no longer accrue additional benefits under these plans, the present value of the accumulated benefit as reported may increase or decrease each year based on the actuarial and interest rate assumptions used to calculate the benefits for financial reporting purposes.

68	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

2025 NONQUALIFIED DEFERRED COMPENSATION

The “2025 Nonqualified Deferred Compensation” table describes unfunded, non-qualified deferred compensation plans that permit the deferral of salary, bonus and short-term cash performance awards by NEOs. These plans also provide for matching and/or annual non-elective contributions by the company. NEOs are eligible to receive the amount in their deferred compensation accounts following termination under any termination scenario unless the NEO elected to further defer the payment as permitted by the plans.

Name	Plan Name(1)	Executive Contributions in 2025(2)	Registrant Contributions in 2025(2)	Aggregate Earnings in 2025(3)	Aggregate Balance At 12/31/2025(4)
D. JAMES UMPLEBY III	SDCP	$325,703	$685,711	$7,857,876	$27,098,254
	SEIP	$—	$—	$10,548	$87,294
	DEIP	$—	$—	$2,322,887	$10,455,844
JOSEPH E. CREED	SDCP	$175,176	$302,261	$2,278,830	$6,122,796
ANDREW R. J. BONFIELD	SDCP	$180,483	$250,081	$307,125	$2,692,144
BOB DE LANGE	SDCP	$112,484	$222,291	$1,591,572	$5,600,186
DENISE C. JOHNSON	SDCP	$120,620	$244,475	$5,285,182	$16,210,866
CHRISTY M. PAMBIANCHI	SDCP	$—	$—	$—	$—
(1)	The Supplemental Deferred Compensation Plan (SDCP) is a non-qualified deferred compensation plan, which effectively replaced the Supplemental Employees’ Investment Plan (SEIP) and Deferred Employees’ Investment Plan (DEIP).
(2)	SDCP allows eligible U.S. employees, including all NEOs, to voluntarily defer a portion of their base salary and annual incentive pay into the plan and receive a company matching contribution. Amounts deferred by executives in 2025 for base salary and annual incentive pay are included in the “2025 Summary Compensation Table.” Eligible U.S. employees, including all NEOs, also receive an annual non-elective contribution to SDCP by the company regardless of employee deferrals. Annual non-elective contributions and/or matching contributions to SDCP made by Caterpillar in 2025 are included in the “2025 All Other Compensation Table” under the “Company Contributions SDCP” column. SDCP participants may elect to receive a lump sum payment, or installment payments payable for up to 15 years, following their separation from service.
(3)	Aggregate earnings comprise interest, dividends, capital gains and appreciation/depreciation of notional investment results. The investment choices available to the participant mirror those of the company’s 401(k) plans.
(4)	Amounts in this column include the following amounts that have been reported in the “Summary Compensation Table” for the years 2023–2025 as follows: Mr. Umpleby, $3,210,547; Mr. Creed, $1,171,376; Mr. Bonfield, $1,276,468; Mr. De Lange, $696,628; Ms. Johnson, $1,140,985; Ms. Pambianchi, $0.

Proxy Statement 2026	69

COMPENSATION DISCUSSION & ANALYSIS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Except for customary provisions in employee compensation plans or as required by law, there are no pre-existing severance or change in control agreements with the NEOs.

The following is a summary of the compensation that would become payable under the existing compensation plans if an NEO’s employment had terminated on December 31, 2025, in each of the following scenarios:

■	Voluntary Separation, including retirement that does not qualify as Long-Service Separation
■	Long-Service Separation (separation after age 55 with five or more years of company service)
■	Termination for Cause
■	Termination without Cause or for Good Reason within one year following a change in control (termination following CIC)

EQUITY AWARDS
Voluntary Separation	■	Stock Options: Vested awards are exercisable until the earlier of the expiration date or 60 days from the separation date; unvested awards are forfeited
	■	RSUs and PRSUs: Unvested awards are forfeited
Long-Service Separation	■	Stock Options: Vest over the normal vesting schedule and become exercisable for the remaining term of the award
	■	RSUs: RSUs, other than those granted on January 12, 2024, remain outstanding and vest in accordance with the vesting schedule; Unvested awards granted on January 12, 2024, are forfeited
	■	PRSUs: Remain outstanding and vest if and to the extent the performance goals are achieved
Termination for Cause	■	Stock Options: Vested but unexercised awards and unvested awards are forfeited
	■	RSUs and PRSUs: Unvested awards are forfeited
Termination following CIC	■	Stock Options: Vest and become immediately exercisable for the remaining term of the award
	■	RSUs: Accelerated vesting of outstanding awards
	■	PRSUs: For awards granted prior to 2024, accelerated vesting of outstanding awards; For awards granted in 2024 and after, accelerated vesting of outstanding awards at target levels

ANNUAL INCENTIVE AWARDS
Voluntary Separation	■	Payment is forfeited
Long-Service Separation	■	Payment for a pro-rated service period based on actual results
Termination for Cause	■	Payment is forfeited
Termination following CIC	■	Payment for a pro-rated service period assuming achievement of target opportunity

70	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

TERMS AND POTENTIAL PAYMENTS – CHANGE IN CONTROL

The following tabular information quantifies certain payments that would become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2025. The information is provided relative to the NEO’s compensation and service levels as of the date specified.

		Equity Awards
Name	Termination Scenario(1)	Stock Options(2)	PRSUs/ RSUs(3)	Annual Incentive(4)	Total
D. JAMES UMPLEBY, III	Voluntary Separation	$54,644,134	$61,239,254	$2,509,300	$118,392,688
	Termination for Cause	$—	$—	$—	$—
	Termination Following CIC	$54,644,134	$61,239,254	$2,128,253	$118,011,641
JOSEPH E. CREED	Voluntary Separation	$—	$—	$—	$—
	Termination for Cause	$—	$—	$—	$—
	Termination Following CIC	$12,786,638	$29,647,421	$2,100,617	$44,534,676
ANDREW R. J. BONFIELD	Voluntary Separation	$8,205,115	$17,991,523	$1,320,200	$27,516,838
	Termination for Cause	$—	$—	$—	$—
	Termination Following CIC	$8,205,115	$17,991,523	$1,140,463	$27,337,101
BOB DE LANGE	Voluntary Separation	$6,503,121	$14,141,606	$1,147,100	$21,791,827
	Termination for Cause	$—	$—	$—	$—
	Termination Following CIC	$6,503,121	$17,188,928	$1,064,495	$24,756,545
DENISE C. JOHNSON	Voluntary Separation	$6,503,121	$14,141,606	$1,201,900	$21,846,627
	Termination for Cause	$—	$—	$—	$—
	Termination Following CIC	$6,503,121	$17,188,928	$1,133,850	$24,825,899
CHRISTY M. PAMBIANCHI	Voluntary Separation	$—	$—	$—	$—
	Termination for Cause	$—	$—	$—	$—
	Termination Following CIC	$1,588,334	$13,716,093	$570,548	$15,874,975
(1)	If a NEO qualifies for Long-Service Separation and voluntarily separates from the company, Long-Service Separation rules will apply to all outstanding awards, with the exception of the retention awards granted on January 12, 2024. In 2025, Mr. Umpleby, Mr. Bonfield, Mr. De Lange and Ms. Johnson each qualified for Long-Service Separation and would therefore receive the amounts reported under “Voluntary Separation.”
(2)	For valuation purposes, as of December 31, 2025, the option exercise price was lower than the year-end closing price of $572.87 for all outstanding options. The 2023, 2024, and 2025 grants were not fully vested as of December 31, 2025.
(3)	The valuation shown is based on the number of RSUs and the number of PRSUs granted, including any applicable DEUs, that have not vested (rounded to the nearest whole unit) multiplied by the closing price of Caterpillar common stock on December 31, 2025, which was $572.87 per share.
(4)	The AIP provisions limit the payout to a maximum of $15.0 million per participant in any single year. Amounts shown for “Termination Following CIC” represent the target payout available under the AIP.

Proxy Statement 2026	71

COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION RISK

The CHRC regularly reviews the company’s compensation policies and practices, including the risks created by the company’s compensation plans. In addition, the company also conducted a review of its compensation plans and related risks to the company. The company reviewed its analysis with the CHRC and the independent compensation consultant, and the CHRC concluded that the compensation plans reflected the appropriate compensation goals and philosophy and do not incentivize excessive or inappropriate risk taking. Based on this review and analysis, the company has concluded that any risks arising from the company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the company.

CEO PAY RATIO

The company is providing the following disclosure about the relationship of the annual total compensation of its employees to the annualized total compensation of Mr. Creed, who was serving as CEO as of the median employee identification date (October 1, 2025). This amount differs from the amount shown in the Summary Compensation Table as it has been adjusted for annualization of Mr. Creed’s base salary, Annual Incentive Plan compensation and company contributions to retirement plans, as permitted by SEC rules. No other elements of Mr. Creed’s total compensation was annualized. To better understand this disclosure, it is important to emphasize that the company’s compensation programs are designed to reflect local market practices across our global operations. The company strives to create a competitive global compensation program in terms of both the position and the geographic location in which Caterpillar employees are located. As a result, the company’s compensation programs vary among each local market to provide for a competitive compensation package.

■	The median annual total compensation of all Caterpillar employees, other than Mr. Creed, was $89,253.
■	Mr. Creed’s annualized total compensation was $17,524,953.
■	The ratio of Mr. Creed’s annualized total compensation compared to the median of the annual total compensation of all employees was approximately 196 to 1.

A new median employee was identified by including all full-and part-time employees as of October 1, 2025, of which approximately 44 percent were in the U.S. and 56 percent were outside the U.S. The company did not exclude any of its employees when determining the employee population from which to identify the median employee. For purposes of identifying the company’s median employee, the company considered the base salary and annual cash incentive. Base salary and annual cash incentive were chosen because (i) they represent the principal forms of compensation delivered to all employees and (ii) this information is readily available in each country. In addition, compensation was measured using the 12-month period ending December 31, 2025.

The company’s median employee’s total compensation for 2025 was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules.

72	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” as determined under SEC requirements to our CEO and to our other NEOs and certain financial performance of the company. Compensation actually paid does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the company’s pay-for-performance philosophy and how the company aligns executive compensation with company’s performance, see the Compensation Discussion and Analysis.

PAY VERSUS PERFORMANCE TABLE

							Value of Initial Fixed $100 Investment Based On:
Year(1)	SCT Total Compensation for CEO (Umpleby)	SCT Total Compensation for CEO (Creed)	Compensation Actually Paid to CEO (Umpleby)(2)	Compensation Actually Paid to CEO (Creed)(2)	Average SCT Total Compensation for Other NEOs	Average Compensation Actually Paid to Other NEOs(2)	Cumulative TSR(3)	Cumulative Peer Group TSR (S&P 500 Industrials)(3)	Net Income ($M)	Return on Equity(4)
2025	$22,191,496	$17,008,077	$82,309,936	$49,423,389	$7,573,910	$23,806,106	$346.12	$189.72	$8,884	44.1%
2024	$25,261,296		$45,738,387		$9,094,854	$15,172,848	$215.91	$158.87	$10,792	55.0%
2023	$25,830,332		$39,641,382		$7,698,819	$11,525,285	$173.20	$135.24	$10,335	61.5%
2022	$20,607,600		$34,096,694		$6,610,827	$10,398,658	$137.52	$114.48	$6,705	45.3%
2021	$24,298,032		$34,172,491		$7,610,248	$10,084,611	$115.95	$121.12	$6,489	37.2%

(1)	In 2025, Mr. Umpleby served as our CEO until April 30, and Mr. Creed became our CEO on May 1. For previous covered years, Mr. Umpleby served as our CEO. Other Named Executive Officers are as follows: for 2025, Andrew Bonfield, Bob De Lange, Denise Johnson and Christy Pambianchi; 2024, 2022 and 2021, Joe Creed, Denise Johnson, Bob De Lange and Andrew Bonfield; and for 2023, Andrew Bonfield, Suzette Long, Denise Johnson and Joe Creed.

(2)	Amounts reported in these columns are based on total compensation reported for our former and current CEOs and for other NEOs, respectively, in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below. Fair value of equity awards was computed in accordance with the company’s methodology used for financial reporting purposes.

		SCT Total Compensation	Grant Date fair value of current year grants as disclosed in the SCT	Year-End fair value of awards granted in current year and unvested at year-end	Change in fair value of awards granted in prior years and unvested at year-end	Change in fair value of awards granted in prior years and vested in current year	Prior Year-End fair value of any awards forfeited during current year	Compensation Actually Paid
2025	CEO (Umpleby) (1)	$22,191,496	$(17,308,440)	$45,961,760	$25,246,882	$6,218,238	$—	$82,309,936
	CEO (Creed) (1)	$17,008,077	$(12,639,601)	$33,915,126	$9,603,415	$1,536,372	$—	$49,423,389
	NEO Average(1)	$7,573,910	$(5,191,026)	$14,744,252	$5,389,713	$1,289,257	$—	$23,806,106

(3)	Total shareholder return amounts assume an initial investment of $100 on December 31, 2020.

(4)	In accordance with SEC rules, the company is required to include in the Pay Versus Performance Table the “most important” financial performance measure (as determined by the company) used to link compensation actually paid to our executive officers to company performance for the most recently completed fiscal year. The company determined Return on Equity, which is a metric included in our incentive program, meets this requirement, and therefore, we have included this performance measure in the Pay Versus Performance Table. See page 56 for information regarding adjustments made to ROE.

Proxy Statement 2026	73

COMPENSATION DISCUSSION & ANALYSIS

The graphs below provide descriptions of the relationship between compensation actually paid (CAP) to our CEOs and the average of the CAP to our other NEOs and our total shareholder return (TSR), net income (referred to as profit in our consolidated financial statements) and ROE for the period indicated. In addition, the first graph below describes the relationship between Caterpillar’s TSR and our peer group’s TSR (S&P 500 Industrials) for the period indicated.

COMPENSATION ACTUALLY PAID AND TSR

COMPENSATION ACTUALLY PAID AND NET INCOME

COMPENSATION ACTUALLY PAID AND ROE

74	Proxy Statement 2026

COMPENSATION DISCUSSION & ANALYSIS

COMPANY’S MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

The following are the most important financial performance measures (shown in alphabetical order), as determined by the company, that link compensation actually paid to our CEO and other NEOs to the company’s performance for the most recently completed fiscal year.

Most Important Financial Measures
Adjusted Profit Per Share
Enterprise Operating Profit
Enterprise Operating Profit After Capital Charge (OPACC)
Enterprise Operating Profit Margin
Enterprise Services Revenues
Relative TSR
Return on Equity

Proxy Statement 2026	75

SHAREHOLDER PROPOSALS

PROPOSAL 4 – SHAREHOLDER PROPOSAL –SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT

PROPOSAL SNAPSHOT

Who submitted the proposal?

This proposal was submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has represented that he is the owner of no fewer than 20 shares of Caterpillar Inc. common stock.

Board Voting Recommendation:

AGAINST proposal

Caterpillar Inc. is not responsible for the content of this shareholder proposal or supporting statement.

PROPOSAL

PROPOSAL 4 - SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT

Shareholders request that the board of directors take the necessary steps to permit written consent by the shareholders entitled to case the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitles to vote thereon were present and voting (without any unnecessary restriction based on length of stock ownership or the method by which shareholder hold their shares).

This includes shareholder ability to initiate any appropriate topic for written consent. This includes that any associated request for a record date shall have the lowest allowable figure. This includes that written consent not include a solicitation clause mandating a certain percent of shares be solicited unless legally required.

Shareholders acting by written consent and calling for a special shareholder meeting are 2 means that shareholders of a company can use to put forth a proposal on a timely basis without waiting for the annual shareholder meeting.

Unfortunately Caterpillar (CAT) requires shares owning 25% of CAT stock outstanding to initiate the calling of a special shareholder meeting by shareholders.

There has never been a company response to a special shareholder meeting proposal that gave one example of a special shareholder meeting ever actually being held at a company that required 25% of stares outstanding to initiate. And companies that receive special shareholder meeting proposals hire law firms that have annual revenue of more than $1 Billion.

Thus the challenging 25% CAT requirement seems too high and seems to make the current so-called special shareholder meeting right useless at the 25% figures. To help make up this AAL shareholders need a right to act by written consent.

76	Proxy Statement 2026

SHAREHOLDER PROPOSALS

A shareholder right to act by written consent could incentivize CAT directors to be more vigilant and more alert to face future headwinds like those that emerged in 2025:

A most significant headwind was the escalating cost of tariffs. CAT repeatedly raised its forecast for the net incremental tariff impact throughout the year, expecting the total for 2025 to be between $1.6 billion and $1.75 billion, up from the initial estimates. These “unfavorable manufacturing costs” were cited as the primary reason for declining operating profits.

The ongoing tariff issues led analysts to project an 11% decline in North American construction equipment unit sales for 2025, and some downgraded their ratings for the stock.

Third-quarter 2025 operating profit was down 3% year-over-year, and the adjusted operating profit margin fell to 17% from 20% in Q3 2024. Profit per share for Q3 2025 was $4.88, a decrease from $5.06 in the third quarter of 2024.

Early in 2025, CAT warned of a potential slight sales drop for the full year due to weak equipment demand driven by high borrowing costs and persistent inflation. Sales were lower in the Construction Industries and Resource Industries segments during Q2.

Bobcat sued Caterpillar for patent infringement.

Please vote yes:

Shareholder Right to Act by Written Consent - Proposal 4

COMPANY RESPONSE

After careful consideration, the board recommends a vote AGAINST this proposal for the reasons provided below:

Action by written consent is unnecessary because our shareholders already have the right to act outside of the annual meeting cycle.

The board values the opinions of its shareholders and believes that all shareholders should have the opportunity to deliberate and vote on prospective shareholder actions. Therefore, shareholders should generally act only in the context of an annual or special meeting. To that end, the Company allows shareholders of 25 percent or more, in the aggregate, of Caterpillar’s shares to call a special shareholder meeting. This practice allows important matters to be brought before all shareholders for consideration, while providing the Board with an adequate opportunity to examine any proposed action and provide a carefully considered recommendation to shareholders. In addition, the Company has afforded shareholders numerous ways to contact members of the Board and share thoughts, opinions and concerns about the Company.

Action by written consent could circumvent the process and purpose of a shareholder meeting.

Unlike an action by written consent, the Board believes that a special meeting protects shareholder interests because it facilitates the participation of all shareholders by ensuring that all shareholders receive notice, adequate time to review proposals and a forum for asking questions and expressing their views. By contrast, shareholder action by written consent can be used to circumvent the important deliberative process of a shareholder meeting. Written consent rights could deprive many shareholders of the opportunity to deliberate in an open and transparent manner and also may impede the receipt of accurate and complete information on important pending actions. In addition, permitting shareholder action by written consent can create substantial confusion and disruption for shareholders, as multiple shareholder groups could solicit multiple written consents simultaneously, some of which may be duplicative or contradictory.

In summary, the Board believes that since shareholders already have the ability to act outside of the annual meeting cycle and that action by written consent could circumvent the process and purpose of a shareholder meeting, the actions requested by this proposal are not in the best interests of shareholders.

Proxy Statement 2026	77

OTHER IMPORTANT INFORMATION

MATTERS RAISED AT THE ANNUAL MEETING NOT INCLUDED IN THIS STATEMENT

We do not know of any matters to be acted upon at the 2026 Annual Meeting other than those discussed in this statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2027 ANNUAL MEETING

A proposal for action or the nomination of a director to be presented by any shareholder at the 2027 Annual Meeting of shareholders must be delivered in the manner and accompanied by the information required in our bylaws.

■	Rule 14a-8 proposals: If the proposal is to be included in our proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be received at the office of the Corporate Secretary on or before December 31, 2026.
■	Proposals or nominations not to be included in our proxy: If the proposal or the nomination of a director is not to be included in the proxy statement, the proposal must be received at the office of the Corporate Secretary no earlier than February 10, 2027, and no later than April 11, 2027.
■	Proxy access nominations: If the proposal is for the nomination of directors to be included in our proxy statement pursuant to proxy access under Article II, Section 4 of Caterpillar’s bylaws, the proposal must be received at the office of the Corporate Secretary no earlier than December 1, 2026, and no later than December 31, 2026.
■	Universal proxy rules: In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2027.

Our bylaws are available on our website at www.caterpillar.com/governance. Shareholder proposals, director nominations and requests for copies of our bylaws should be delivered to Caterpillar Inc. c/o Corporate Secretary, 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039.

78	Proxy Statement 2026

OTHER IMPORTANT INFORMATION

PERSONS OWNING MORE THAN FIVE PERCENT OF CATERPILLAR COMMON STOCK

The following table lists those persons or groups (based on a review of Schedule 13Gs filed with the SEC) who beneficially own more than five percent of Caterpillar common stock as of December 31, 2025:

	Voting Authority		Dispositive Authority		Total Amount
Name and Address	Sole	Shared	Sole	Shared	of Beneficial Ownership	Percent of class
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	29,909,092	0	33,509,816	0	33,509,816	6.6
State Street Corporation and various direct and indirect subsidiaries State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	0	12,020,972	0	37,722,884	37,741,566	7.4
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	0	4,600,054	0	46,835,122	46,835,122	10.06

Proxy Statement 2026	79

OTHER IMPORTANT INFORMATION

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

Security ownership (as of January 1, 2026) of Caterpillar’s executive officers, board of directors and nominees to the board of directors is included in the following table:

	Common Stock(1)		Shares Underlying Stock Options/ SARs/ RSUs Exercisable within 60 Days	Total
ANDREW R. J. BONFIELD	39,435		3,837	43,272
JOSEPH E. CREED	26,954		105,138	132,092
BOB DE LANGE	70,520		175,483	246,003
DANIEL M. DICKINSON	4,732		—	4,732
JAMES C. FISH, JR.	3,490		—	3,490
LYNN J. GOOD	163		—	163
DENISE C. JOHNSON	33,917		58,097	92,014
GERALD JOHNSON	3,197	(3)	—	3,197
NAZZIC S. KEENE	30		—	30
DAVID W. MACLENNAN	7,467	(4)	—	7,467
JUDITH F. MARKS	1,239	(5)	—	1,239
CHRISTY M. PAMBIANCHI	—		—	—
DEBRA L. REED-KLAGES	12,464	(6)	—	12,464
SUSAN C. SCHWAB	5,479	(6)	—	5,479
D. JAMES UMPLEBY III	520,756		286,895	807,651
RAYFORD WILKINS, JR.	7,689		—	7,689
All current directors and executive officers as a group (19 persons) (2)	791,305		716,813	1,508,118

Note: Each person listed in the table has beneficial ownership of less than 1%.

(1)	Common stock that is directly or indirectly beneficially owned, including stock that is individually or jointly owned and shares over which the individual has either sole or shared investment or voting authority.
(2)	None of the shares held by the group has been pledged. Includes Mr. Rod Shurman who became an Executive Officer on February 1, 2026.
(3)	Includes 1,255 shares that the holder has the right to acquire within 60 days under the Directors’ Deferred Compensation Plan.
(4)	Includes 1,317 shares that the holder has the right to acquire within 60 days under the Directors’ Deferred Compensation Plan.
(5)	Includes 529 shares that the holder has the right to acquire within 60 days under the Directors’ Deferred Compensation Plan.
(6)	Includes 5,441 shares that the holder has the right to acquire within 60 days under the Directors’ Deferred Compensation Plan.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish Caterpillar with copies of such forms. Based on our review of the forms we have received or written representations from reporting persons, we believe that, during the current fiscal year and in prior fiscal years, each of our executive officers and directors complied with all such filing requirements, with the exception of one late Form 4 filing by Derek Owens, which disclosed one transaction and was filed late due to an administrative error.

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OTHER IMPORTANT INFORMATION

ACCESS TO FORM 10-K

Upon written request, without charge to each record or beneficial holder of Caterpillar common stock as of April 13, 2026, we will provide a copy of our annual report on Form 10-K for the year ended December 31, 2025, as filed with the SEC. Written requests should be directed to Caterpillar Inc. c/o Corporate Secretary, 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039.

NON-GAAP FINANCIAL MEASURES

We provide the following definitions for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.

We believe it is important to separately quantify the profit impact of four significant items in order for the company’s results to be meaningful to readers. These items consist of (i) other restructuring income/costs, (ii) pension and OPEB mark-to-market gains/losses resulting from plan remeasurements, (iii) restructuring income/costs related to the divestitures of certain non-U.S. entities in 2024 and (iv) a discrete tax benefit for a tax law change related to currency translation in 2024. We do not consider these items indicative of earnings from ongoing business activities and believes these non-GAAP measures provide investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results.

Reconciliations of adjusted results to the most directly comparable GAAP are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Profit	Profit per Share
Three Months Ended December 31, 2025 - U.S. GAAP	$2,660	13.9%	$3,026	$712	$2,402	$5.12
Other restructuring (income) costs	319	1.7%	319	73	246	0.52
Pension/OPEB mark-to-market (gains) losses	—	—%	(294)	(68)	(226)	(0.48)
Three Months Ended December 31, 2025 - Adjusted	$2,979	15.6%	$3,051	$717	$2,422	$5.16
Three Months Ended December 31, 2024 - U.S. GAAP	$2,924	18.0%	$3,243	$463	$2,791	$5.78
Other restructuring (income) costs	37	0.3%	37	10	27	0.05
Pension/OPEB mark-to-market (gains) losses	—	—%	(154)	(43)	(111)	(0.23)
Tax law change related to currency translation	—	—%	—	224	(224)	(0.46)
Three Months Ended December 31, 2024 - Adjusted	$2,961	18.3%	$3,126	$654	$2,483	$5.14
Twelve Months Ended December 31, 2025 - U.S. GAAP	$11,151	16.5%	$11,541	$2,768	$8,884	$18.81
Other restructuring (income) costs	444	0.7%	445	102	346	0.73
Pension/OPEB mark-to-market (gains) losses	—	—%	(294)	(68)	(226)	(0.48)
Twelve Months Ended December 31, 2025 - Adjusted	$11,595	17.2%	$11,692	$2,802	$9,004	$19.06
Twelve Months Ended December 31, 2024 - U.S. GAAP	$13,072	20.2%	$13,373	$2,629	$10,792	$22.05
Restructuring (income) costs - divestitures of certain non-U.S. entities	164	0.2%	164	54	110	0.22
Other restructuring (income) costs	195	0.3%	195	46	149	0.32
Pension/OPEB mark-to-market (gains) losses	—	—%	(154)	(43)	(111)	(0.23)
Tax law change related to currency translation	—	—%	—	224	(224)	(0.46)
Twelve Months Ended December 31, 2024 - Adjusted	$13,431	20.7%	$13,578	$2,910	$10,716	$21.90

Proxy Statement 2026	81

OTHER IMPORTANT INFORMATION

We believe it is important to separately disclose the annual effective tax rate, excluding discrete items for the results to be meaningful to readers. The annual effective tax rate is discussed using non-GAAP financial measures that exclude the effects of amounts associated with discrete items recorded fully in the quarter they occur. For the three and twelve months ended December 31, 2025, and 2024, these items consist of (i) pension and OPEB mark-to-market gains/losses resulting from plan remeasurements, (ii) the impact of changes in estimates related to prior years, (iii) the change in the annual effective tax rate, (iv) a settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense, (v) a discrete tax benefit for a tax law change related to currency translation in 2024 and (vi) restructuring income/costs related to the divestitures of certain non-U.S. entities in 2024. The company believes the non-GAAP measures will provide investors with useful perspective on underlying business results and trends and aids with assessing the company's period-over-period results.

A reconciliation of the effective tax rate to annual effective tax rate, excluding discrete items is below:

(Dollars in millions)	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate
Three Months Ended December 31, 2025 - U.S. GAAP	$3,026	$712	23.5%
Pension/OPEB mark-to-market (gains) losses	(294)	(68)
Change in annual effective tax rate	—	(8)
Excess stock-based compensation	—	22
Annual effective tax rate, excluding discrete items	$2,732	$658	24.1%
Other restructuring (income) costs	319	73
Change in annual effective tax rate	—	8
Excess stock-based compensation	—	(22)
Three Months Ended December 31, 2025 - Adjusted	$3,051	$717
Three Months Ended December 31, 2024 - U.S. GAAP	$3,243	$463	14.3%
Pension/OPEB mark-to-market (gains) losses	(154)	(43)
Tax law change related to currency translation	—	224
Change in annual effective tax rate	—	33
Excess stock-based compensation	—	8
Annual effective tax rate, excluding discrete items	$3,089	$685	22.2%
Change in annual effective tax rate	—	(33)
Excess stock-based compensation	—	(8)
Other restructuring (income) costs	37	10
Three Months Ended December 31, 2024 - Adjusted	$3,126	$654

82	Proxy Statement 2026

OTHER IMPORTANT INFORMATION

(Dollars in millions)	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate
Twelve Months Ended December 31, 2025 - U.S. GAAP	$11,541	$2,768	24.0%
Pension/OPEB mark-to-market (gains) losses	(294)	(68)
Changes in estimates related to prior years	—	(41)
Excess stock-based compensation	—	50
Annual effective tax rate, excluding discrete items	$11,247	$2,709	24.1%
Other restructuring (income) costs	445	102
Changes in estimates related to prior years	—	41
Excess stock-based compensation	—	(50)
Twelve Months Ended December 31, 2025 - Adjusted	$11,692	$2,802
Twelve Months Ended December 31, 2024 - U.S. GAAP	$13,373	$2,629	19.7%
Restructuring (income) costs - divestitures of certain non-U.S. entities	164	54
Pension/OPEB mark-to-market (gains) losses	(154)	(43)
Tax law change related to currency translation	—	224
Changes in estimates related to prior years	—	47
Excess stock-based compensation	—	57
Annual effective tax rate, excluding discrete items	$13,383	$2,968	22.2%
Changes in estimates related to prior years	—	(47)
Excess stock-based compensation	—	(57)
Other restructuring (income) costs	195	46
Twelve Months Ended December 31, 2024 - Adjusted	$13,578	$2,910

In addition, we provide a calculation of MP&E free cash flow as we believe it is an important measure for investors to determine the cash generation available for financing activities including debt repayments, dividends and share repurchases.

Reconciliations of MP&E free cash flow to the most directly comparable GAAP measure, net cash provided by operating activities are as follows:

	Twelve Months Ended December 31,
Millions of dollars	2025	2024
MP&E net cash provided by operating activities (1)	$12,278	$11,437
MP&E capital expenditures	(2,794)	(1,988)
MP&E free cash flow	$9,484	$9,449
(1)	See reconciliation of MP&E net cash provided by operating activities to consolidated net cash provided by operating activities within our 2025 10-K filing.

Proxy Statement 2026	83

OTHER IMPORTANT INFORMATION

SUPPLEMENTAL CONSOLIDATING DATA

We provide supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:

CONSOLIDATED

Caterpillar Inc. and its subsidiaries.

MACHINERY, POWER & ENERGY (MP&E)

The company defines MP&E as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. MP&E’s information relates to the design, manufacturing and marketing of its products.

FINANCIAL PRODUCTS

The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.

CONSOLIDATING ADJUSTMENTS

Eliminations of transactions between MP&E and Financial Products.

The nature of the MP&E and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.

84	Proxy Statement 2026

OTHER IMPORTANT INFORMATION

FREQUENTLY ASKED QUESTIONS REGARDING MEETING ATTENDANCE AND VOTING

Q:	WHY AM I RECEIVING THESE PROXY MATERIALS?

A:	You have received these proxy materials because you were a Caterpillar shareholder of record as of April 13, 2026, and Caterpillar’s board of directors is soliciting your authority (or proxy) to vote your shares at the 2026 Annual Meeting. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

Q:	HOW CAN I ATTEND THE ANNUAL MEETING?

A:	The 2026 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a Caterpillar shareholder as of the close of business on the Record Date or if you hold a valid proxy for the annual meeting. There is no physical location for this meeting.

You can attend the Annual Meeting online, vote and submit your questions during the meeting by visiting www.meetnow.global/M5HQZVY. Please follow the registration instructions outlined below.

The online meeting will begin promptly at 8 a.m. Central Time on June 10, 2026. We encourage you to access the meeting prior to the start time to provide ample time for check-in.

Q:	HOW CAN I REGISTER FOR THE ANNUAL MEETING?

A:	Registered Holders: If you are a registered shareholder (i.e., you hold your shares through the company’s transfer agent, Computershare, Inc.), you do not need to register to attend the annual meeting virtually on the Internet. To attend the meeting, please follow the instructions on the Proxy Card or Notice that you received with this Proxy Statement. To access the meeting, you will need the 15-digit control number printed on your card or notice.

Street Holders: If your shares are held in “street name” (i.e., you hold your shares through an intermediary, such as a bank or broker), you must register via either of the following two options:

Registration in advance of the Annual Meeting: To register in advance, you must submit a Legal Proxy that reflects your proof of proxy power. The Legal Proxy must reflect your Caterpillar Inc. holdings along with your name. Please forward a copy of the Legal Proxy, along with your email address, to Computershare, Inc. Requests for registration should be directed to Computershare, Inc. either by email to legalproxy@computershare.com (forwarding the email from your broker, or attach an image of your legal proxy) or by mail to Computershare, Caterpillar Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5 p.m., Eastern Time on June 7, 2026. You will receive a confirmation of your registration by email (or by mail, if no email address is provided) after Computershare receives your registration materials.

Registration at the Annual Meeting. An industry solution has been agreed upon to allow street holders to register at the annual meeting, provided that their broker or nominee is part of this industry solution. We expect the vast majority of street holders to be able to fully participate using the control number received from their broker or nominee with their voting instruction form. To confirm that your broker or nominee is part of this industry solution, please contact them. If they are not part of this industry solution, you will not be able to use the control number received from your broker or nominee and will need to follow the more detailed registration process described immediately above.

For more information on the available options and registration instructions, visit www.meetnow.global/M5HQZVY

Proponent of a Shareholder Proposal: For each shareholder proposal included in this proxy statement, the shareholder sponsor should notify the company in writing of the individual authorized to present the proposal on behalf of the shareholder at the Annual Meeting. The notification should be received no later than 5 p.m. Eastern Time on June 7, 2026, and include the name, address and email address of the authorized individual. The company will provide the authorized individual with instructions to join the virtual meeting and present the proposal. Please submit notification by email to catshareservices@cat.com or by mail to Caterpillar Inc. c/o Corporate Secretary, 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039.

Proxy Statement 2026	85

OTHER IMPORTANT INFORMATION

Q:	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A STREET NAME HOLDER?

A:	A registered shareholder is a shareholder whose ownership of Caterpillar common stock is reflected directly on the books and records of our transfer agent, Computershare Inc. If you hold stock through a bank, broker or other intermediary, you hold your shares in “street name” and are not a registered shareholder. For shares held in street name, the registered shareholder is the bank, broker or other intermediary. Caterpillar only has access to ownership records for registered shareholders.

Q:	WHEN WAS THE RECORD DATE, AND WHO IS ENTITLED TO VOTE?

A:	The Board of Directors set April 13, 2026, as the record date for the 2026 Annual Meeting. Holders of Caterpillar common stock as of the record date are entitled to one vote per share. As of April 13, 2026, there were 460,591,983 shares of Caterpillar common stock outstanding.

A list of all registered shareholders as of the record date will be available for examination by shareholders during normal business hours at 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039 at least ten days prior to the annual meeting.

Q:	HOW DO I VOTE?

A:	You may vote by any of the following methods:

At the Annual Meeting – If shares are registered in your name, to vote, you will need your 15-digit Control Number provided with the Notice of the Meeting or on your Proxy Card. If you are a street name holder, please refer to “How Can I Register for the Annual Meeting?” on page 84 for information on how to register to attend the Annual Meeting in order to vote your shares.

By Mail – Complete, sign and return the proxy and/or voting instruction card provided.

By Mobile Device – Scan this QR code and follow the voting links.

By Phone – Follow the instructions on your Internet Notice, proxy and/or voting instruction card or email notice.

By Internet – Follow the instructions on your Internet Notice, proxy and/or voting instruction card or email notice.

If you vote by phone, mobile device or the internet, please have your internet notice, proxy and/or voting instruction card or email notice available. The control number appearing on your internet notice, proxy and/or voting instruction card or email notice is necessary to process your vote. A mobile device, phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the card by mail.

Q:	HOW DO I VOTE MY 401(K) OR SAVINGS PLAN SHARES?

A:	If you participate in a 401(k) or savings plan sponsored by Caterpillar or one of its subsidiaries that includes a Caterpillar stock investment fund, you may give voting instructions to the plan trustee with respect to the shares of Caterpillar common stock in that fund that are associated with your plan account by completing the voting instruction card or email notice you receive. The plan trustee will follow your voting instructions unless it determines that to do so would be contrary to law. If you do not provide voting instructions, the plan trustee will act in accordance with the employee benefit plan documents. In general, the plan documents specify that the trustee will vote the shares for which it does not receive instructions in the same proportion that it votes shares for which it received timely instructions unless it determines that to do so would be contrary to law.

You may revoke previously given voting instructions by following the instructions provided by the trustee.

Q:	WHAT ARE “BROKER NON-VOTES,” AND WHY IS IT IMPORTANT THAT I SUBMIT MY VOTING INSTRUCTIONS FOR SHARES I HOLD IN STREET NAME?

A:	Under the rules of the New York Stock Exchange (NYSE), if a broker or other financial institution holds your shares in its name, and you do not provide your voting instructions to them, that firm’s discretion to vote your shares for you is very limited. For this annual meeting, in the absence of your voting instructions, your broker only has discretion to vote on Proposal 2, the ratification of the appointment of our independent registered public accounting firm. It does not have discretion to vote your shares for any of the other proposals expected to be presented at the annual meeting. If you do not provide voting instructions and your broker elects to vote your shares on Proposal 2, the missing votes for each of the other proposals are considered “broker non-votes.”

Whether or not you plan to attend the annual meeting, we encourage you to vote your shares promptly.

86	Proxy Statement 2026

OTHER IMPORTANT INFORMATION

Q:	HOW CAN I AUTHORIZE SOMEONE ELSE TO ATTEND THE ANNUAL MEETING OR VOTE FOR ME?

A:	Registered Holders: Registered shareholders can authorize someone other than the individual(s) named on the proxy card or notice to attend the virtual meeting or vote on their behalf by crossing out the individual(s) named on the proxy card or notice and inserting the name, address and email address of the individual being authorized. Request registration of an authorized representative by forwarding an image of your updated proxy card or notice to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Caterpillar Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Street Holders: Street name holders can authorize someone other than the individual(s) named on the legal proxy obtained from their broker to attend the virtual meeting or vote on their behalf by providing written authorization to the individual being authorized along with the legal proxy.

Contact information for the authorized individual, including name, address and email address is required for registration of the authorized representative. Requests for registration of an authorized representative along with the contact information specified above and an image of your legal proxy should be directed to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Caterpillar Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Requests for registration of an authorized representative must be labeled as “Legal Proxy” and be received no later than 5 p.m. Eastern Time on June 5, 2026.

Q:	HOW CAN I ASK QUESTIONS PERTINENT TO MEETING MATTERS?

A:	Shareholders may submit questions either before the annual meeting (from June 1 to June 9, 2026) or during the annual meeting. If you wish to submit a question either before or during the meeting, please log into www.meetnow.global/M5HQZVY, enter the meeting password and your 15-digit control number (or the control number provided by your broker or nominee if you are a “street holder”), then follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.

Q:	HOW CAN I CHANGE OR REVOKE MY PROXY?

A:	Registered Holders: You may change or revoke your proxy by submitting a written notice of revocation to Caterpillar Inc. c/o Corporate Secretary at 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039 before the annual meeting or by attending the annual meeting and voting. For all methods of voting, the last vote cast will supersede all previous votes.

Street Holders: You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Q:	WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A:	A quorum of shareholders is necessary to hold a valid meeting. Holders of at least one-third of all Caterpillar common stock must be present in person or by proxy at the annual meeting to constitute a quorum. Abstentions and shares represented by broker non-votes that are present and entitled to vote at the annual meeting are counted as present for establishing a quorum.

Q:	WHAT VOTE IS NECESSARY FOR ACTION TO BE TAKEN ON PROPOSALS?

A:	In uncontested elections, director nominees are elected by a majority vote of the shares cast, meaning that each director nominee must receive a greater number of shares voted “for” such director than shares voted “against” such director. If an incumbent director does not receive a greater number of shares voted “for” such director than shares voted “against” such director, then such director must tender his or her resignation to the board of directors.

In a contested election, director nominees are elected by a plurality of the votes cast, meaning that the nominees with the most affirmative votes are elected to fill the available seats.

All other actions presented for a vote of the shareholders at the annual meeting require an affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter.

Abstentions will have no effect on director elections. Abstentions will have the effect of a vote against all other proposals. Broker non-votes will not have an effect on any of the proposals presented for your vote.

Votes submitted by mail, telephone, mobile device or Internet will be voted by the individuals named on the card (or the individual properly authorized) in the manner indicated. If you do not specify how you want your shares voted, they will be voted in accordance with the board’s recommendations. If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted.

Proxy Statement 2026	87

OTHER IMPORTANT INFORMATION

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:	Whenever possible, registered shares and plan shares for multiple accounts with the same registration will be combined into the same proxy card. Shares with different registrations cannot be combined, and as a result, you may receive more than one proxy card. For example, shares held in your individual account will not be combined on the same proxy card as shares held in a joint account with your spouse.

Street shares are not combined with registered or plan shares and may result in your receipt of more than one proxy card. For example, shares held by a broker for your account will not be combined with shares registered directly in your name.

If you hold shares in more than one form, you must vote separately for each notice, proxy and/or voting instruction card or email notification you receive that has a unique control number to ensure that all shares you own are voted.

If you receive more than one proxy card for accounts that you believe could be combined because the registration is the same, contact our transfer agent (for registered shares) or your broker (for street shares) to request that the accounts be combined for future mailings.

Q:	WHAT IS HOUSEHOLDING?

A:	The company and its intermediaries may engage in “householding,” which refers to the process pursuant to which delivery requirements for proxy statements and notices may be satisfied with respect to two or more shareholders sharing the same address through the delivery of a single proxy statement or a single Internet Notice addressed to those shareholders unless contrary instructions have been received. If your proxy materials are being householded and you would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents, and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy materials by contacting the Corporate Secretary at (972) 891-7700 or 5205 N. O’Connor Boulevard, Suite 100, Irving, TX 75039.

Q:	WHO PAYS FOR THE SOLICITATION OF PROXIES?

A:	Caterpillar pays the cost of soliciting proxies on behalf of the board of directors. This solicitation is being made by mail and through the Internet but also may be made by telephone or in-person. We have hired Innisfree M&A Incorporated (Innisfree) to assist in the solicitation. We will pay Innisfree a fee of $30,000 for these services and will reimburse their out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. Proxies may also be solicited on behalf of the board by directors, officers or employees of Caterpillar by telephone or in-person, or by mail or through the Internet. No additional compensation will be paid to such directors, officers or employees for soliciting proxies.

Q:	WHERE CAN I FIND VOTING RESULTS OF THE ANNUAL MEETING?

A:	We will announce preliminary voting results at the annual meeting and publish the final results in a Form 8-K filed with the SEC within four business days after the annual meeting.

OTHER RESOURCES

Caterpillar is helping customers build a better, more sustainable world. To learn more, visit www.caterpillar.com/reports to read our latest Annual Report and Sustainability Report.

The information on our website is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

ENTERPRISE AWARDS AND RECOGNITION

**THIRD PARTIES REGULARLY RECOGNIZE OUR EFFORTS.
WE ARE PLEASED TO HIGHLIGHT SOME OF OUR 2025 AWARDS.**

FORTUNE MAGAZINE
#64 on the Fortune 500

FORTUNE MAGAZINE
#40 World's Most Admired Companies

FORTUNE MAGAZINE
#23 Return on Leadership 100

THE WALL STREET JOURNAL
#10 Best-Managed Companies of 2025

FORBES
#85 World's Best Employers

FORBES
#118 Forbes Global 2000

FINANCIAL TIMES
#249 Europe's Diversity Leaders

INTERBRAND
#84 Best Global Brands

**FOR A FULL LIST OF OUR 2025 AWARDS AND RECOGNITIONS
PLEASE VISIT: WWW.CATERPILLAR.COM/AWARDS.**

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CAT

2026
PROXY STATEMENT

Notice of Annual Meeting

June 10, 2026 | 8 a.m. CDT

CATERPILLAR®

© 2026 Caterpillar. All Rights Reserved. CAT, CATERPILLAR, LET'S DO THE WORK, their respective logos, "Caterpillar Corporate Yellow", the "Power Edge" and Cat "Modern Hex" trade dress as well as corporate and product identity used herein, are trademarks of Caterpillar and may not be used without permission.

CATERPILLAR® VOTE

ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
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Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Online Go to www.investorvote.com/CAT or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CAT

2026 Annual Meeting Proxy and Voting Instruction Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	The Board of Directors recommends a vote FOR all of the nominees listed, FOR Proposals 2-3 and AGAINST Proposal 4.

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Joseph E. Creed	☐	☐	☐	02 - James C. Fish, Jr.	☐	☐	☐	03 - Lynn J. Good	☐	☐	☐

04 - Gerald Johnson	☐	☐	☐	05 - Nazzic S. Keene	☐	☐	☐	06 - David W. MacLennan	☐	☐	☐

07 - Judith F. Marks	☐	☐	☐	08 - Debra L. Reed-Klages	☐	☐	☐	09 - Susan C. Schwab	☐	☐	☐

10 - Rayford Wilkins, Jr.	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
2. Ratification of our Independent Registered Public Accounting Firm	☐	☐	☐	3. Advisory Vote to Approve Executive Compensation	☐	☐	☐	4. Shareholder Proposal - Shareholder Right to Act by Written Consent	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

048TQF

The 2026 Annual Meeting of Shareholders of Caterpillar Inc. will be held on
Wednesday, June 10, 2026 at 8:00 a.m. Central Time, virtually via the Internet at
meetnow.global/M5HQZVY

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: https://www.caterpillar.com/proxymaterials

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CAT

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Caterpillar Inc.

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – June 10, 2026

At the Annual Meeting of Shareholders of Caterpillar Inc. (the “Company” or “Caterpillar”) on June 10, 2026, or at any adjournments thereof, the undersigned (i) hereby appoints Derek Owens and Nicole M. Puza, and each of them, proxies with power of substitution to vote the common stock of the undersigned and/or (ii) with respect to Caterpillar or subsidiary employee benefit plans (“Plan(s)”) for which THE NORTHERN TRUST COMPANY acts as directed Trustee (the “Trustee”) for the Plans’ Trusts, hereby directs the Trustee to appoint Derek Owens and Nicole M. Puza, and each of them, proxies with power of substitution to vote all shares of the Company’s stock credited to the accounts of the undersigned under any Plan(s) held under the Trusts at the close of business on April 13, 2026, as directed hereon on the following matters, and, in their discretion, on any other matters that may come before the meeting. For Plan participants, if the Trustee has not received directions from the undersigned by 8:00 a.m. Eastern Time, on June 10, 2026, the Trustee will vote the shares for which they do not receive instructions (“Undirected Shares”) in the same proportion that they vote shares for which they received timely instructions, unless the Trustee determines that to do so would be contrary to law. Further, under the Plan(s), participants are “named fiduciaries” as defined under ERISA to the extent of their authority to direct the voting of the shares held in their accounts and the proportionate share of Undirected Shares in the Trust(s).

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed, FOR Proposals 2-3, and AGAINST Proposal 4. You are encouraged to specify your choices by marking the appropriate boxes. However, if you wish to vote in accordance with the Board of Directors’ recommendations, simply sign and return this card.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.